EXHIBIT 2



                             AGREEMENT AND PLAN OF MERGER

               THIS  AGREEMENT  AND  PLAN  OF  MERGER ("Agreement") is made
          December 28, 1994, between MidSouth Bancorp, Inc., a Louisiana corporation ("MidSouth") and its wholly owned subsidiary, MidSouth National Bank ("MidSouth Bank"), on the one hand; and Sugarland Bancshares, Inc., a Louisiana corporation ("Holding"), and its wholly owned subsidiary, Sugarland State Bank, a Louisiana state banking association ("Bank"), on the other.

               WHEREAS, the Board of Directors of MidSouth Bank and the Board of Directors of Bank have each determined that it is desirable and in the best interests of the institution and its sole shareholder that Bank merge into MidSouth Bank (the "Bank Merger") on the terms and subject to the conditions set forth in this Agreement and in the agreement of merger attached hereto as Exhibit A (the "Bank Merger Agreement"); and

               WHEREAS, the Board of Directors of MidSouth and the Board of Directors of Holding have each determined that it is desirable and in the best interests of the corporation and its shareholders that Holding merge into MidSouth (the "Company Merger" and, together with the Bank Merger, collectively called the "Mergers") on the terms and subject to the conditions set forth in this Agreement and in the certificate of merger attached hereto as Exhibit B (the "Company Merger Certificate").

               NOW THEREFORE,  in  consideration  of  the  representations,
          warranties,  covenants  and  agreements  herein  contained,   the
          parties hereto agree as follows:

                                      SECTION 1

                                 Mergers and Closing

               1.1 Bank Merger. Simultaneously with the execution of this Agreement, MidSouth Bank and Bank will enter into the Bank Merger Agreement, pursuant to which Bank will, subject to the conditions stated herein and therein, merge into MidSouth Bank, which shall be the surviving association.

               1.2    Company Merger.  Subject to the conditions  stated in
          Section 6, at the Effective Time, as defined below, Holding will merge into MidSouth, which shall be the surviving corporation, and the separate existence of Holding will cease. The Company Merger will have the effects set forth in Section 115 of the Louisiana Business Corporation Law ("BCL").

               1.3 The Closing. The "Closing" of the transactions contemplated hereby will take place in the offices of MidSouth, 102 Versailles Boulevard, Versailles Centre, Lafayette, Louisiana 70501, at 10:00 a.m., local time, on a mutually agreeable date as soon as practicable following satisfaction of the conditions set forth in subparagraphs (a), (b) and (d) of subsection 6.1 hereof, or on any date specified by any party to the others upon ten days' notice following satisfaction of such conditions. The date on which the Closing is to occur is herein called the "Closing Date." If all conditions set forth in Section 6 hereof are satisfied or waived by the party entitled to grant such waiver, at the Closing (a) MidSouth and MidSouth Bank, on the one hand, and Holding and Bank, on the other hand, shall each provide to the other such proof or indication of satisfaction of the conditions set forth in Section 6 as the party whose obligations are conditioned upon such satisfaction may reasonably request,
          (b) the certificates, letters and opinions required by Section 6 shall be delivered, (c) the appropriate officers of the parties shall execute, deliver and acknowledge the Bank Merger Agreement and the Company Merger Certificate, and (d) the parties shall take such further action as is required to consummate the transactions contemplated by this Agreement and the Bank Merger Agreement. If on any date established for the Closing all conditions in Section 6 hereof have not been satisfied or waived by the party entitled to grant such waiver, then any party, on one or more occasions, may declare a delay of the Closing of such duration, not exceeding 10 business days, as the declaring party shall select, but no such delay shall extend beyond the date set forth in subparagraph (c) of subsection 7.1, and no such delay shall interfere with the right of any party to declare a termination pursuant to Section 7.

               1.4 The Effective Date and Time. The Bank Merger Agreement shall be filed and recorded as provided by law with the Office of the Comptroller of the Currency (the "OCC") and the Louisiana Office of Financial Institutions (the "OFI") immediately following or concurrently with the Closing, and the Bank Merger will be effective at the time specified in a certificate or other written record issued by the OCC or the OFI, whichever date is later. The Company Merger Certificate shall be filed with and recorded by the Secretary of State of the State of Louisiana immediately following (or concurrently with) the Closing, and the Company Merger shall be effective at the date and time specified in the Company Merger Certificate. The date on which and the time at which the Company Merger becomes effective are herein referred to as the "Effective Date" and the "Effective Time," respectively.

                                      SECTION 2

                            Conversion of Stock of Holding

               2.1 Conversion of Stock of Holding. Except for shares as to which dissenters' rights have been perfected and not withdrawn or otherwise forfeited under Section 131 of the BCL, on the Effective Date, by reason of the Company Merger, each issued and outstanding share of common stock, $1.25 par value per share, of Holding ("Holding Common Stock") shall be converted into a number of shares of Series A cumulative convertible preferred stock (the "Preferred Stock") of MidSouth, having the terms set forth in the form of Articles of Amendment attached hereto as Exhibit C, equal to the quotient of (i) 187,286, divided by (ii) the number of outstanding shares of Holding on the Effective Date.

               2.2 Fractional Shares. In lieu of the issuance of any fractional share of Preferred Stock to which a holder of Holding Common Stock may be entitled (after aggregation of all fractional shares to which such holder is entitled), each shareholder of Holding, upon surrender of the certificate or certificates which immediately prior to the Effective Time represented Holding Common Stock held by such shareholder, shall be entitled to receive a cash payment (without interest) equal to such fractional share multiplied by the stated value of a share of Preferred Stock.

               2.3 Exchange of Certificates. After the Effective Time, each holder of an outstanding certificate or certificates theretofore representing shares of Holding Common Stock (other than shares as to which dissenters' rights have been perfected and not withdrawn or otherwise forfeited under Section 131 of the
          BCL), upon surrender thereof to MidSouth, shall be entitled to receive the shares of Preferred Stock into which such shares have been converted as provided in Section 2.1 and cash in lieu of any fractional share as provided in Section 2.2. Until so surrendered, each outstanding certificate shall be deemed for all purposes, other than as provided below with respect to the payment of dividends or other distributions, if any, in respect of the Preferred Stock, to represent the number of whole shares of Preferred Stock into which the shares of Holding Common Stock theretofore represented thereby shall have been converted. MidSouth may, at its option, refuse to pay any dividend or other distribution, if any, payable to the holders of shares of
          Preferred Stock to the holders of certificates evidencing unsurrendered Holding Common Stock, provided, however, that upon surrender of such certificates there shall be paid to the record holders of the stock certificate or certificates issued in exchange therefor the amount, without interest, of dividends and other distributions, if any, which have become payable with respect to the number of whole shares of Preferred Stock into which the shares of Holding Common Stock theretofore represented thereby shall have been converted and which have not previously been paid, unless such distributions have reverted to MidSouth in full ownership pursuant to its Articles of Incorporation. Whether or not a stock certificate representing Holding Common Stock is surrendered, from and after the Effective Time such certificate shall under no circumstances evidence, represent or otherwise constitute any stock or other interest in Holding or any other person, firm or corporation (other than MidSouth).

               2.4 Shares of MidSouth. The shares of capital stock of MidSouth outstanding immediately prior to the Effective Time shall not be changed or converted by virtue of the Company Merger.

                                      SECTION 3

                                 Representations and
                            Warranties of Holding and Bank

               Holding and Bank represent and warrant to MidSouth and MidSouth Bank that, except as set forth in the corresponding subsection of the Schedule of Exceptions that Holding and Bank have delivered to MidSouth and MidSouth Bank:

               3.1 Consolidated Group; Organization; Qualification. Holding's "consolidated group", as such term is used in this Agreement, consists of Holding and Bank. Holding is a corporation duly organized and validly existing under the laws of the State of Louisiana and is a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended (the "Bank Holding Company Act"). Bank is a state chartered banking association duly organized and validly existing under the laws of the State of Louisiana. Each member of Holding's consolidated group has all requisite corporate power and authority to own and lease its property and to carry on its business as it is currently being conducted and is qualified and in good standing as a foreign corporation in all jurisdictions in which the failure to so qualify would have a material adverse effect on such member's financial condition, results of operations, business or prospects.

               3.2    Capital   Stock;  Other  Interests.   The  authorized
          capital stock of Holding consists of 400,000 shares of Holding Common Stock, of which 187,286 shares are issued and outstanding, and 45,000 shares are held in its treasury. The authorized capital stock of Bank consists of 50,000 shares of common stock, $5.00 par value per share, of which 50,000 shares are issued and outstanding and no shares are held in its treasury. All issued and outstanding shares of capital stock of each member of Holding's consolidated group have been duly authorized and are validly issued, fully paid and (except as provided in La. R.S. 6:262) non-assessable, and all of the outstanding shares of each such member (other than Holding) are owned by Holding, free and clear of all liens, charges, security interests, mortgages, pledges and other encumbrances. No member of Holding's consolidated group has outstanding any stock options or other rights to acquire any shares of its capital stock or any security convertible into such shares, or has any obligation or commitment to issue, sell or deliver any of the foregoing or any shares of its capital stock. The capital stock of each member of Holding's consolidated group has been issued in compliance with all legal requirements and in compliance with any pre-preemptive or similar rights. No member of Holding's consolidated group has a subsidiary or direct or indirect ownership interest exceeding 1% in any corporation, partnership or other business entity except for interests in any other such member.

               3.3    Corporate Authorization;  No  Conflicts.   Subject to
          the approval of this Agreement by the shareholders of Holding in accordance with the BCL, all corporate acts and other proceedings required of each member of Holding's consolidated group for the due and valid authorization, execution, delivery and performance of this Agreement and the Bank Merger Agreement and consummation of the Mergers have been validly and appropriately taken. Subject to such shareholder approval and to such regulatory approvals as are required by law, this Agreement and the Bank Merger Agreement are legal, valid and binding obligations of the members of Holding's consolidated group which are parties thereto, respectively, and are enforceable against such members in accordance with the respective terms of such instruments, except that enforcement may be limited by bankruptcy, reorganization, insolvency and other similar laws and court decisions relating to or affecting the enforcement of creditors' rights generally and by general equitable principles. With respect to each member of Holding's consolidated group, neither the execution, delivery or performance of this Agreement or the Bank Merger Agreement, nor the consummation of the transactions contemplated hereby or thereby will (i) violate, conflict with, or result in a breach of any provisions of, (ii) constitute a default (or event that, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination of or accelerate the performance required by, or (iv) result in the creation of any lien, security interest, charge or encumbrance upon any of its properties or assets under, any of the terms, conditions or provisions of its articles of incorporation or by-laws or any material note, bond, mortgage, indenture, deed of trust, lease, license, agreement or other instrument or obligation to or by which it or any of its assets is bound; or violate any order, writ, injunction, decree, statute, rule or regulation of any governmental body applicable to it or any of its assets.

               3.4 Financial Statements, Reports and Proxy Statements. Holding has delivered to MidSouth true and complete copies of (a) the consolidated balance sheets as of December 31, 1993 and 1992 of Holding and its subsidiaries, the related consolidated statements of income, shareholders' equity and changes in financial position for the respective years then ended, the related notes thereto, and the report of its independent public accountants with respect thereto (collectively, the "Financial Statements"), (b) the unaudited consolidated balance sheets as of September 30, 1994 and September 30, 1993 of Holding and its subsidiaries, and the related unaudited statements of income, shareholders' equity and changes in financial position for the nine-month periods then ended (collectively, the "Interim Financial Statements"), (c) the annual report to the Board of Governors of the Federal Reserve System ("Federal Reserve Board") for the year ended December 31, 1993, of each member of Holding's consolidated group required to file such reports, (d) all call or similar reports made to the Federal Deposit Insurance Corporation ("FDIC") or the Federal Reserve Board, as the case may be, since December 31, 1991, of each member of Holding's consolidated group required to file such reports, (e) Holding's Annual Report to Shareholders for 1993 and all subsequent Quarterly Reports to Shareholders, and (f) all proxy statements or other reports disseminated to Holding's shareholders or the shareholders of any of its subsidiaries at any time since December 31, 1991. The Financial Statements and the Interim Financial Statements have been prepared in conformity with generally accepted accounting principles applied on a basis consistent with prior periods, except as disclosed therein or in the accountant's report accompanying such statement or statements, and present fairly, in conformity with generally accepted accounting principles, except as disclosed therein or in the accountant's report accompanying such statement or statements, the consolidated results of operations of Holding's consolidated group for the respective periods covered thereby and the consolidated financial condition of its consolidated group as of the respective dates thereof. All call or similar reports referred to above have been filed on the appropriate form and prepared in accordance with such form's instructions and the applicable rules and regulations of the regulating federal agency. No member of Holding's consolidated group has, nor are any of any such member's assets subject to, any material liability, commitment, indebtedness or obligation (of any kind whatsoever, whether absolute, accrued, contingent, known, unknown, matured or unmatured) which is not reflected and adequately reserved against in the latest balance sheet forming part of the Interim Financial Statements (the "Latest Balance Sheet"). The Financial Statements and Interim Financial Statements are supported by and consistent with detailed trial balances of investment securities, loans and loan commitments, depositors' accounts and cash balances on deposit with other institutions, copies of which have been made available to MidSouth.

               3.5 Loan and Investment Portfolios. All loans, discounts and financing leases (in which a member of Holding's consolidated group is lessor) reflected on the Latest Balance Sheet (a) have been made for good, valuable and adequate consideration in the ordinary course of business of its consolidated group, (b) are evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be and (c) to the extent secured, have been secured by valid liens and security interests which have been perfected. Accurate lists of all such loans, discounts and financing leases as of the date of the Latest Balance Sheet, and of the investment portfolios of each member of Holding's consolidated group as of such date, have been made available to MidSouth.

               3.6 Adequacy of Loan Loss Reserves. Each of the allowances for losses on loans, financing leases and other real estate owned shown on the Latest Balance Sheet is adequate in accordance with applicable regulatory guidelines and generally accepted accounting principles in all material respects, and there are no facts or circumstances known to any executive officer of Holding or Bank which are likely to require in accordance with applicable regulatory guidelines or generally accepted accounting principles a future material increase in any provisions for such losses or a material decrease in any of the allowances therefor reflected in the Latest Balance Sheet. Each of the allowances for losses on loans, financing leases and other real estate owned reflected on the books of Holding's consolidated group at all times from and after the date of the Latest Balance Sheet has been and will be adequate in accordance with applicable regulatory guidelines and generally accepted accounting principles in all material respects.

               3.7 Examination Reports. To the extent permitted by applicable law, Holding has made available to MidSouth true and correct copies of all examination reports with respect to each member of Holding's consolidated group made by any federal or state bank or bank holding company regulatory authority since December 31, 1991.

               3.8 Absence of Certain Changes or Events. Since the date of the Latest Balance Sheet, there has been no event or condition of any character (whether actual, threatened or contemplated) that has had, or can reasonably be anticipated to have, a material adverse effect on the financial condition, results of operations, business or prospects of any member of Holding's consolidated group. No such member has, since the date of the Latest Balance Sheet:

               (a) borrowed any money except for deposits or, except in the ordinary course of business consistent with past practices,
          (i) loaned any money or pledged any of its credit in connection with any aspect of its business, (ii) mortgaged or otherwise subjected to any lien, encumbrance or other liability any of its assets, (iii) sold, assigned or transferred any of its assets in excess of $25,000 in the aggregate, or (iv) incurred any material liability, commitment, indebtedness or obligation (of any kind whatsoever, whether accrued, contingent, known, unknown, matured or unmatured);

               (b) suffered any material damage, destruction or loss, whether or not covered by insurance;

               (c) experienced any material change in asset concentrations as to customers or industries or in the nature and source of its liabilities or in the mix of interest-bearing versus non-interest bearing deposits;

               (d) received notice or had knowledge or reasonable grounds to believe that any material labor unrest exists among any of its employees or that any group, organization or union has attempted to organize any of its employees;

               (e) received notice or had knowledge or reasonable grounds to believe that any of its substantial customers has terminated or intends to terminate such customer's relationship with it;

               (f) failed to operate its business in the ordinary course consistent with past practices, or failed to preserve its business organization intact or to preserve the goodwill of its customers and others with whom it has business relations;

               (g) incurred any material loss except for losses adequately reserved against on the date of this Agreement or waived any material right in connection with any aspect of its business, whether or not in the ordinary course of business;

               (h) cancelled any debt owed to it, or cancelled any of its claims, or paid any of its noncurrent obligations or liabilities;

               (i) made any capital expenditure or capital addition or betterment in excess of $25,000 each;

               (j)  entered  into  any  agreement  requiring  the  payment, conditionally or otherwise, of any salary, bonus, extra compensation, pension or severance payment to any of its present or former directors, officers or employees, except such agreements as are terminable at will without any penalty or other payment by it, or increased the compensation (including salaries, fees, bonuses, profit sharing, incentive, pension, retirement or other similar payments) of any such person whose annual compensation would, following such increase, exceed $30,000;

               (k)  changed any accounting practice followed or employed in
          preparing   the  Financial  Statements   or   Interim   Financial
          Statements;

               (l) made any loan, given any discount or entered into any financing lease which has not been (i) made for good, valuable and adequate consideration in the ordinary course of business,
          (ii) evidenced by notes or other evidences of indebtedness which are true, genuine and what they purport to be, and (iii) fully reserved against in an amount sufficient to provide for all charge-offs reasonably anticipated in the ordinary course of business after taking into account all recoveries reasonably anticipated in the ordinary course of business; or

               (m) entered into any agreement, contract or commitment to do any of the foregoing.

               3.9 Taxes. Each member of Holding's consolidated group has timely filed all federal, state, foreign and local income, franchise, excise, real and personal property, employment and other tax returns, tax information returns and reports required to be filed, has paid all taxes, interest payments and penalties which have become due, has made (and will make) adequate provision for the payment of all taxes accruable for all periods ending on or before the date of this Agreement (and the Closing
          Date) to any city, parish, state, foreign country, the United States or any other taxing authority, and is not delinquent in the payment of any tax or governmental charge of any nature. The consolidated federal income tax returns of Holding's consolidated group have never been audited. No audit, examination or investigation is presently being conducted or, to the best of such member's knowledge, threatened, by any taxing authority, no material unpaid tax deficiencies or additional liabilities of any sort have been proposed by any governmental representative, and no agreements for extension of time for the assessment of any tax have been entered into by or on behalf of any member of Holding's consolidated group. Each such member has withheld from its employees (and timely paid to the appropriate governmental entity) proper and accurate amounts for all periods in compliance in all material respects with all tax withholding provisions of applicable federal, state, foreign and local laws (including, without limitation, income, social security and employment tax withholding for all forms of compensation).

               3.10 Title to Assets. (a) On the date of the Latest Balance Sheet, each member of Holding's consolidated group had and, except with respect to assets disposed of for adequate consideration in the ordinary course of business since such date, now has, good and merchantable title to all real property and good and merchantable title to all other properties and assets reflected on the Latest Balance Sheet, free and clear of all mortgages, liens, pledges, restrictions, security interests, charges and encumbrances of any nature except for (i) mortgages and encumbrances which secure indebtedness which is properly reflected in the Latest Balance Sheet; (ii) liens for taxes accrued but not yet payable; (iii) liens arising as a matter of law in the ordinary course of business with respect to obligations incurred after the date of the Latest Balance Sheet, provided that the obligations secured by such liens are not delinquent or are being contested in good faith; (iv) such imperfections of title and encumbrances, if any, as do not materially detract from the value or interfere with the present use of any of such properties or assets or the potential sale of any of such owned properties or assets; and (v) capital leases and leases, if any, to third parties for fair and adequate consideration. Each member of Holding's consolidated group owns, or has valid leasehold interests in, all material properties and assets used in the conduct of its business. Any real property and other material assets held under lease by any such member are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use of such property by such member.

               (b) With respect to each lease of any real property or a material amount of personal property to which any member of Holding's consolidated group is a party, except for financing leases in which a member of such consolidated group is lessor,
          (i) such lease is in full force and effect in accordance with its terms; (ii) all rents and other monetary amounts that have become due and payable thereunder have been paid; (iii) there exists no default, or event, occurrence, condition or act, which with the giving of notice, the lapse of time or the happening of any further event, occurrence, condition or act would become a default under such lease; and (iv) neither the Company Merger nor the Bank Merger will constitute a default or a cause for termination or modification of such lease.

               (c) No member of Holding's consolidated group has any legal obligation, absolute or contingent, to any other person to sell or otherwise dispose of any substantial part of its assets; or to sell or dispose of any of its assets except in the ordinary course of business consistent with past practices.

               3.11 Litigation, Pending Proceedings and Compliance with Laws. (a) There are no claims of any kind or any actions, suits, proceedings, arbitrations or investigations pending or threatened, nor does any member of Holding's consolidated group have knowledge of a basis for any claim, in any court or before any governmental agency or instrumentality or arbitration panel or otherwise, against any member of Holding's consolidated group.

               (b) Each member of Holding's consolidated group has complied with and is not in default in any material respect under (and has not been charged or threatened with or come under investigation with respect to any charge concerning any material violation of any provision of) any federal, state or local law, regulation, ordinance, rule or order (whether executive, judicial, legislative or administrative) or any order, writ, injunction or decree of any court, agency or instrumentality.

               (c) There are no material uncured violations, or violations with respect to which material refunds or restitution may be required, cited in any compliance report to any member of Holding's consolidated group as a result of examination by any bank or bank holding company regulatory authority.

               (d) No member of Holding's consolidated group is subject to any written agreement, memorandum or order with or by any bank or bank holding company regulatory authority.

               3.12 Employee Benefit Plans. (a) Neither Holding nor Bank sponsors, maintains or contributes to, and neither has at any time sponsored, maintained or contributed to, any employee benefit plan or arrangement.

               (b) Except as contemplated by Section 5.15 hereof, the consummation of the transactions contemplated hereunder will not
          (i) result in the imposition of any obligation or liability on Holding, Bank, MidSouth or MidSouth Bank to any employee or former employee of Holding or Bank, or (ii) result in a prohibited transaction as such term is used in Code Section 4975 or ERISA Section 406.

               3.13 Insurance Policies. Each member of Holding's consolidated group maintains in force insurance policies and bonds in such amounts and against such liabilities and hazards as are considered adequate. An accurate list of all such insurance policies has been delivered to MidSouth and MidSouth Bank. No member of Holding's consolidated group is now liable, nor will any such member become liable, for any material retroactive premium adjustment. All policies are valid and enforceable and in full force and effect, and no member of Holding's consolidated group has received any notice of a material premium increase or cancellation with respect to any of its insurance policies or bonds. Within the last three years, no member of Holding's consolidated group has been refused any insurance coverage sought or applied for, and no such member has reason to believe that its existing insurance coverage cannot be renewed as and when the same shall expire, upon terms and conditions as favorable as those presently in effect.

               3.14 Agreements. No member of Holding's consolidated group is a party to:

               (a)  any collective bargaining agreement;

               (b)  any employment or other agreement or contract  with  or
          commitment   to  any  employee  except  such  agreements  as  are
          terminable at will without penalty by the employer;

               (c) any obligation of guaranty or indemnification except, if entered into in the ordinary course of business with respect to customers or any member of Holding's consolidated group, letters of credit, guaranties of endorsements and guaranties of signatures;

               (d) any agreement, contract or commitment which is or may be materially adverse to the financial condition, results of operations, business or prospects of any member of Holding's consolidated group; or

               (e) any agreement, contract or commitment containing any covenant limiting the freedom of any member of Holding's consolidated group to engage in any line of business or to compete with any person.

               The subsection of the Schedule of Exceptions that corresponds to this subsection contains a list of each material agreement, contract or commitment (except those entered into in the ordinary course of business with respect to loans, lines of credit, letters of credit, depositor agreements, certificates of deposit and similar banking activities) to which any member of Holding's consolidated group is a party or which affects any such member. No member of Holding's consolidated group has in any material respect breached, nor is there any pending or threatened claims that it has materially breached, any of the terms or conditions of any of its agreements, contracts or commitments.

               3.15 Licenses, Franchises and Governmental Authorizations. Each member of Holding's consolidated group possesses all licenses, franchises, permits and other governmental authorizations necessary for the continued conduct of its business without interference or interruption. The deposits of each such member are insured by the FDIC to the extent provided by applicable law, and there are no pending or threatened proceedings to revoke or modify that insurance or for relief under 12 U.S.C. Section 1818.

               3.16 Corporate Documents. Holding has delivered to MidSouth and MidSouth Bank, with respect to each member of Holding's consolidated group, true and correct copies of its articles of incorporation or articles of association, and its by-laws, all as amended. All of the foregoing and all of the corporate minutes and stock transfer records of each member of Holding's consolidated group are current, complete and correct in all material respects.

               3.17 Certain Transactions. No past or present director, executive officer or five percent shareholder of any member of Holding's consolidated group has, since January 1, 1991, engaged in any transaction or series of transactions which, if such member had been subject to Section 14(a) of the Exchange Act at all times since that date, would be required to be disclosed in its proxy materials pursuant to Item 404 of Regulation S-K of the Rules and Regulations of the Securities and Exchange Commission ("SEC") without regard to the amount limitations of Item 404.

               3.18 Brokers' or Finders' Fees. No agent, broker, investment banker, investment or financial advisor or other person acting on behalf of any member of Holding's consolidated group is entitled to any commission, broker's or finder's fee from any of the parties hereto in connection with any of the transactions contemplated by this Agreement, except for the financial advisor retained by Holding pursuant to a written agreement which has been delivered to MidSouth and MidSouth Bank.

               3.19    Environmental Matters.

               (a) (i) Holding and each member of Holding's consolidated group has obtained all material permits, licenses and other authorizations that are required to be obtained by it under any applicable Environmental Law Requirements (as hereinafter defined) in connection with the operation of its businesses and ownership of its properties (collectively, the "Subject Properties"), including without limitation properties acquired by foreclosure or in settlement of loans;

                    (ii) Holding and each member of its consolidated group is in compliance in all material respects with all terms and conditions of such permits, licenses and authorizations and with all applicable Environmental Law Requirements;

                    (iii)There are no past or present events, conditions, circumstances, activities or plans by any member of Holding's consolidated group related in any manner to Holding or any member of its consolidated group or the Subject Properties that did or would, in any material respect, violate or prevent compliance or continued compliance with any of the Environmental Law Requirements, or give rise to any Environmental Liability, as hereinafter defined;

                    (iv) There is no civil, criminal or administrative action, suit, demand, claim, order, judgment, hearing, notice or demand letter, notice of violation, investigation or proceeding pending or, to the knowledge of any executive officer of Holding or Bank, threatened by any person against Holding or any member of its consolidated group, or any prior owner of any of the Subject Properties and relating to the Subject Properties, and relating in any way to any Environmental Law Requirement or seeking to impose any Environmental Liability; and

                    (v)  No  member  of  Holding's  consolidated  group  is
          subject to or responsible for any material Environmental Liability that is not set forth and adequately reserved against on the Latest Balance Sheet.

               (b)  "Environmental  Law  Requirement"  means all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items, of all governmental agencies, departments, commissions, boards, bureaus, or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial, administrative, and regulatory decrees, judgments and orders relating to the protection of human health or the environment, including without limitation: (A) all requirements, including but not limited to those (i) pertaining to reporting, licensing, permitting, investigation, and remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials (as such term is defined below), chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials or wastes whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials, chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials or wastes, whether solid, liquid, or gaseous in nature; (B) all requirements pertaining to protection of the health and safety of employees or the public; and (C) all requirements pertaining to the (i) drilling, production, and abandonment of oil and gas wells, (ii) the transportation of produced oil and gas, and (iii) the remediation of sites related to that drilling, production or transportation.

               (c) "Hazardous Materials" shall mean: (A) Any "hazardous substance" as defined by either the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 USC Section
          9601,   et seq.)  ("CERCLA")  as  amended  from time  to time, or
          regulations      promulgated   thereunder;   (B)   asbestos;  (C)
          polychlorinated   biphenyls;   (D)  any "regulated substance"  as
          defined by 40 C.F.R. Section 280.12, or La. Admin. Code 33:XI. 103; (E) any naturally occurring radioactive material ("NORM"), as defined by La. Admin. Code 33:XV, Chapter 14, as amended
          from   time   to   time, irrespective  of  whether  the  NORM  is
          located in Louisiana or another jurisdiction; (F) any non-hazardous oilfield wastes ("NOW") defined under La. R.S. 30:1, et seq., and regulations promulgated thereunder, irrespective of whether those wastes are located in Louisiana or another jurisdiction;
          (G) any substance the presence of  which on the Subject Properties
          is prohibited by any  lawful  rules  and   regulations  of legally
          constituted  authorities from time to time  in  force  and  effect
          relating to the    Subject Properties; and (H) any other substance
          which by any such rule or regulation requires special handling in its collection, storage, treatment or disposal.

               (d) "Environmental Liability" shall mean (i) any liability or obligation (of any kind whatsoever, whether absolute or contingent, accrued or unaccrued, known or unknown) arising under any Environmental Law Requirement, or (ii) any liability or obligation (of any kind whatsoever, whether absolute or contingent, accrued or unaccrued, known or unknown) under any other theory of law or equity (including without limitation any liability for personal injury, property damage or remediation) that results from, or is based upon or related to, the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Materials, pollutant, contaminant, chemical, or industrial, toxic or hazardous substance or waste.

               3.20 Community Reinvestment Act; Fair Lending. Bank has complied in all material respects with the provisions of the Community Reinvestment Act ("CRA") and the rules and regulations thereunder, has a CRA rating of not less than "satisfactory", and has received no material criticism from regulators with respect to discriminatory lending practices.

               3.21 Accuracy of Statements. No warranty or representation made or to be made by any member of Holding's consolidated group in this Agreement, and no information furnished by any such member pursuant to this Agreement, contains or will contain, as of the date of this Agreement, the effective date of the Registration Statement (as defined in subsection 5.16 hereof) and the Closing Date, an untrue statement of a material fact or an omission of a material fact necessary to make the statements contained herein and therein, in light of the circumstances in which they are made, not misleading.

                                      SECTION 4

                            Representations and Warranties
                            of MidSouth and MidSouth Bank

               MidSouth and MidSouth Bank represent and warrant to Holding and Bank that, except as set forth in the corresponding subsection of the Schedule of Exceptions that MidSouth has delivered to Holding:

               4.1    Organization     and    Qualification.     MidSouth's
          "consolidated group" consists of MidSouth and MidSouth Bank. MidSouth is a corporation duly organized and validly existing under the laws of the State of Louisiana and is a bank holding company within the meaning of the Bank Holding Company Act. MidSouth Bank is a national banking association duly organized and validly existing under the laws of the United States. Each of MidSouth and MidSouth Bank has all requisite corporate power and authority to own and lease its property and to carry on its business as it is currently being conducted and is qualified and in good standing as a foreign corporation in all jurisdictions in which the failure to so qualify would have a material adverse effect on its financial condition, results of operations, business or prospects.

               4.2 Capital Stock; Other Interests. The authorized capital stock of MidSouth consisted at September 30, 1994, of 5,000,000 shares of common stock, $0.10 par value per share, of which at such date 709,687 shares were issued and outstanding and no shares were held in its treasury; and 5,000,000 shares of preferred stock, no par value per share, of which at such date no shares were issued and outstanding and no shares were held in its treasury. All issued and outstanding shares of capital stock of each member of MidSouth's consolidated group have been duly authorized and are validly issued, fully paid and (except as provided in 12 U.S.C. 62) non-assessable, and all of the outstanding shares of each such member (other than MidSouth) are owned by MidSouth, free and clear of all liens, charges, security interests, mortgages, pledges and other encumbrances. Except with respect to stock options pursuant to MidSouth's stock option plan, the shares of Preferred Stock to be issued pursuant to this Agreement and the shares of MidSouth Common Stock that may be issued upon conversion of the Preferred Stock, as of the date of this Agreement no member of MidSouth's consolidated group has outstanding any stock options or other rights to acquire any shares of its capital stock or any security convertible into such shares, or has any obligation or commitment to issue, sell or deliver any of the foregoing or any shares of its capital stock. The capital stock of each member of MidSouth's consolidated group has been issued in compliance with all legal requirements and in compliance with any pre-preemptive or similar rights. No member of MidSouth's consolidated group has a subsidiary or direct or indirect ownership interest exceeding 1% in any corporation, partnership or other business entity except for interests in any other such member.

               4.3    Corporate  Authorization; No Conflicts.   Subject  to
          the approval of this Agreement by the shareholders of MidSouth in accordance with the BCL or the rules of the American Stock Exchange, if required, and to the approval of this Agreement and the Bank Merger Agreement by MidSouth as sole shareholder of MidSouth Bank, all corporate acts and other proceedings required of MidSouth and MidSouth Bank for the due and valid authorization, execution, delivery and performance of this Agreement and the Bank Merger Agreement and consummation of the Mergers have been validly and appropriately taken. Subject to such shareholder approvals and to such regulatory approvals as are required by law, this Agreement and the Bank Merger Agreement are legal, valid and binding obligations of MidSouth and MidSouth Bank, as the case may be, and are enforceable against them in accordance with the respective terms of such instruments, except that enforcement may be limited by bankruptcy, reorganization, insolvency and other similar laws and court decisions relating to or affecting the enforcement of creditors' rights generally and by general equitable principles. With respect to each of
          MidSouth and MidSouth Bank, neither the execution, delivery or performance of this Agreement or the Bank Merger Agreement, nor the consummation of the transactions contemplated hereby or thereby will (i) violate, conflict with, or result in a breach of any provision of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination of or accelerate the performance required by, or (iv) result in the creation of any lien, security interest, charge or encumbrance upon any of its properties or assets under, any of the terms, conditions or provisions of its articles of incorporation or by-laws or any material note, bond, mortgage, indenture, deed of trust, lease, license, agreement or other instrument or obligation to or by which it or any of its assets is bound; or violate any order, writ, injunction, decree, statute, rule or regulation of any governmental body applicable to it or any of its assets.

               4.4 MidSouth Corporate Documents. MidSouth and MidSouth Bank have delivered to Holding true and correct copies of their articles of incorporation or association, as amended, and by-laws, as amended.

               4.5 Financial Statements, Reports and Proxy Statements. MidSouth has delivered to Holding true and complete copies of (a) the consolidated balance sheets as of December 31, 1993 and 1992 of MidSouth and its subsidiaries, the related consolidated statements of income, shareholders' equity and changes in financial position for the respective years then ended, the related notes thereto, and the report of its independent public accountants with respect thereto (collectively, the "Financial Statements"), (b) the unaudited consolidated balance sheets as of September 30, 1994 and September 30, 1993 of MidSouth and its subsidiaries, and the related unaudited statements of income, shareholders' equity and changes in financial position for the nine-month periods then ended (collectively, the "Interim Financial Statements"), (c) the annual report to the Board of Governors of the Federal Reserve System ("Federal Reserve Board") for the year ended December 31, 1993, of each member of MidSouth's consolidated group required to file such reports, (d) all call or similar reports made to the OCC or the Federal Reserve Board, as the case may be, since December 31, 1991, of each member of MidSouth's consolidated group required to file such reports, (e) MidSouth's Annual Report to Shareholders for 1993 and all subsequent Quarterly Reports to Shareholders, and
          (f) all proxy statements or other reports disseminated to MidSouth's shareholders or the shareholders of any of its subsidiaries at any time since December 31, 1991. The Financial Statements and the Interim Financial Statements have been prepared in conformity with generally accepted accounting principles applied on a basis consistent with prior periods, and present fairly, in conformity with generally accepted accounting principles, except as disclosed therein or in the accountant's report accompanying such statement or statements, the consolidated results of operations of MidSouth's consolidated group for the respective periods covered thereby and the consolidated financial condition of its consolidated group as of the respective dates thereof. All call or similar reports referred to above have been filed on the appropriate form and prepared in accordance with such form's instructions and the applicable rules and regulations of the regulating federal agency. No member of MidSouth's consolidated group has, nor are any of any such member's assets subject to, any material liability, commitment, indebtedness or obligation (of any kind whatsoever, whether absolute, accrued, contingent, known, unknown, matured or unmatured) which is not reflected and adequately reserved against in the latest balance sheet forming part of the Interim Financial Statements (the "Latest Balance Sheet"). The Financial Statements and Interim Financial Statements are supported by and consistent with detailed trial balances of investment securities, loans and loan commitments, depositors' accounts and cash balances on deposit with other institutions, copies of which have been made available to Holding.

               4.6    Loan and Investment Portfolios.  All loans, discounts
          and financing leases (in which a member of MidSouth's consolidated group is lessor) reflected on the Latest Balance Sheet (a) have been made for good, valuable and adequate consideration in the ordinary course of business of its consolidated group, (b) are evidenced by notes, agreements or other evidences of indebtedness which are true, genuine and what they purport to be and (c) to the extent secured, have been secured by valid liens and security interests which have been perfected.

               4.7 Adequacy of Loan Loss Reserves. Each of the allowances for losses on loans, financing leases and other real estate owned shown on the Latest Balance Sheet is adequate in accordance with applicable regulatory guidelines and generally accepted accounting principles in all material respects, and there are no facts or circumstances known to any executive officer of MidSouth or MidSouth Bank which are likely to require in accordance with applicable regulatory guidelines or generally accepted accounting principles a future material increase in any provisions for such losses or a material decrease in any of the allowances therefor reflected in the Latest Balance Sheet. Each of the allowances for losses on loans, financing leases and other real estate owned reflected on the books of MidSouth's consolidated group at all times from and after the date of the Latest Balance Sheet has been and will be adequate in accordance with applicable regulatory guidelines and generally accepted accounting principles in all material respects.

               4.8 Examination Reports. To the extent permitted by applicable law, MidSouth has made available to Holding true and correct copies of all examination reports with respect to each member of MidSouth's consolidated group made by any federal or state bank or bank holding company regulatory authority since December 31, 1991.

               4.9 Absence of Certain Changes or Events. Since the date of the Latest Balance Sheet, there has been no event or condition of any character (whether actual, threatened or contemplated) that has had, or can reasonably be anticipated to have, a material adverse effect on the financial condition, results of operations, business or prospects of any member of MidSouth's consolidated group. No such member has, since the date of the Latest Balance Sheet:

               (a) borrowed any money except for deposits or, except in the ordinary course of business consistent with past practices,
          (i) loaned any money or pledged any of its credit in connection with any aspect of its business, (ii) mortgaged or otherwise subjected to any lien, encumbrance or other liability any of its assets, (iii) sold, assigned or transferred any of its assets in excess of $150,000 in the aggregate, or (iv) incurred any material liability, commitment, indebtedness or obligation (of any kind whatsoever, whether accrued, contingent, known, unknown, matured or unmatured);

               (b) suffered any material damage, destruction or loss, whether or not covered by insurance;

               (c) experienced any material change in asset concentrations as to customers or industries or in the nature and source of its liabilities or in the mix of interest-bearing versus non-interest bearing deposits;

               (d) received notice or had knowledge or reasonable grounds to believe that any material labor unrest exists among any of its employees or that any group, organization or union has attempted to organize any of its employees;

               (e) received notice or had knowledge or reasonable grounds to believe that any of its substantial customers has terminated or intends to terminate such customer's relationship with it;

               (f) failed to operate its business in the ordinary course consistent with past practices, or failed to preserve its business organization intact or to preserve the goodwill of its customers and others with whom it has business relations;

               (g) incurred any material loss except for losses adequately reserved against on the date of this Agreement or waived any material right in connection with any aspect of its business, whether or not in the ordinary course of business;

               (h) cancelled any debt owed to it, or cancelled any of its claims, or paid any of its noncurrent obligations or liabilities;

               (i) made any capital expenditure or capital addition or betterment in excess of $150,000 each;

               (j)  changed any accounting practice followed or employed in
          preparing   the   Financial   Statements   or  Interim  Financial
          Statements;

               (k) made any loan, given any discount or entered into any financing lease which has not been (i) made for good, valuable and adequate consideration in the ordinary course of business,
          (ii) evidenced by notes or other evidences of indebtedness which are true, genuine and what they purport to be, and (iii) fully reserved against in an amount sufficient to provide for all charge-offs reasonably anticipated in the ordinary course of business after taking into account all recoveries reasonably anticipated in the ordinary course of business; or

               (l) entered into any agreement, contract or commitment to do any of the foregoing.

               4.10    Taxes.  Each member of MidSouth's consolidated group
          has timely filed all federal, state, foreign and local income, franchise, excise, real and personal property, employment and other tax returns, tax information returns and reports required to be filed, has paid all taxes, interest payments and penalties which have become due, has made (and will make) adequate provision for the payment of all taxes accruable for all periods ending on or before the date of this Agreement (and the Closing
          Date) to any city, parish, state, foreign country, the United States or any other taxing authority, and is not delinquent in the payment of any tax or governmental charge of any nature. The consolidated federal income tax returns of MidSouth's consolidated group have never been audited. No audit, examination or investigation is presently being conducted or, to the best of such member's knowledge, threatened, by any taxing authority, no material unpaid tax deficiencies or additional liabilities of any sort have been proposed by any governmental representative, and no agreements for extension of time for the assessment of any tax have been entered into by or on behalf of any member of MidSouth's consolidated group. Each such member has withheld from its employees (and timely paid to the appropriate governmental entity) proper and accurate amounts for all periods in compliance in all material respects with all tax withholding provisions of applicable federal, state, foreign and local laws (including, without limitation, income, social security and employment tax withholding for all forms of compensation).

               4.11 Title to Assets. (a) On the date of the Latest Balance Sheet, each member of MidSouth's consolidated group had and, except with respect to assets disposed of for adequate consideration in the ordinary course of business since such date, now has, good and merchantable title to all real property and good and merchantable title to all other properties and assets reflected on the Latest Balance Sheet, free and clear of all mortgages, liens, pledges, restrictions, security interests, charges and encumbrances of any nature except for (i) mortgages and encumbrances which secure indebtedness which is properly reflected in the Latest Balance Sheet; (ii) liens for taxes accrued but not yet payable; (iii) liens arising as a matter of law in the ordinary course of business with respect to obligations incurred after the date of the Latest Balance Sheet, provided that the obligations secured by such liens are not delinquent or are being contested in good faith; (iv) such imperfections of title and encumbrances, if any, as do not materially detract from the value or interfere with the present use of any of such properties or assets or the potential sale of any of such owned properties or assets; and (v) capital leases and leases, if any, to third parties for fair and adequate consideration. Each member of MidSouth's consolidated group owns, or has valid leasehold interests in, all material properties and assets used in the conduct of its business. Any real property and other material assets held under lease by any such member are held under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use of such property by such member.

               (b) With respect to each lease of any real property or a material amount of personal property to which any member of MidSouth's consolidated group is a party, except for financing leases in which a member of such consolidated group is lessor,
          (i) such lease is in full force and effect in accordance with its terms; (ii) all rents and other monetary amounts that have become due and payable thereunder have been paid; (iii) there exists no default, or event, occurrence, condition or act, which with the giving of notice, the lapse of time or the happening of any further event, occurrence, condition or act would become a default under such lease; and (iv) neither the Company Merger nor the Bank Merger will constitute a default or a cause for termination or modification of such lease.

               (c) No member of MidSouth's consolidated group has any legal obligation, absolute or contingent, to any other person to sell or otherwise dispose of any substantial part of its assets; or to sell or dispose of any of its assets except in the ordinary course of business consistent with past practices.

               4.12 Litigation, Pending Proceedings and Compliance with Laws. (a) Except as described in the list referred to in subparagraph (e) below, there are no claims of any kind or any actions, suits, proceedings, arbitrations or investigations pending or threatened, nor does any member of MidSouth's consolidated group have knowledge of a basis for any claim, in any court or before any governmental agency or instrumentality or arbitration panel or otherwise, against any member of MidSouth's consolidated group.

               (b) Each member of MidSouth's consolidated group has complied with and is not in default in any material respect under (and has not been charged or threatened with or come under investigation with respect to any charge concerning any material violation of any provision of) any federal, state or local law, regulation, ordinance, rule or order (whether executive, judicial, legislative or administrative) or any order, writ, injunction or decree of any court, agency or instrumentality.

               (c) There are no material uncured violations, or violations with respect to which material refunds or restitution may be required, cited in any compliance report to any member of MidSouth's consolidated group as a result of examination by any bank or bank holding company regulatory authority.

               (d) No member of MidSouth's consolidated group is subject to any written agreement, memorandum or order with or by any bank or bank holding company regulatory authority.

               (e) The subsection of the Schedule of Exceptions that corresponds to this subsection lists each claim, action, suit, proceeding, arbitration, or investigation, pending or known to be threatened, in which any material claim or demand is made or threatened to be made against any member of MidSouth's consolidated group.

               4.13 Employee Benefit Plans. With respect to any employee benefit plans covered by ERISA ("Erisa Plans") all contributions required to be made by MidSouth or MidSouth Bank have been made, all insurance premiums required have been paid and each of the ERISA Plans has been maintained and administered in all material respects in compliance with its terms, the provisions of ERISA and all other applicable laws, and, where applicable, the provisions of the Internal Revenue Code of 1986, as amended (the "Code"). With respect to each of the ERISA Plans, no transaction has occurred that could result in the imposition of a tax or penalty on prohibited transactions or party-in-interest transactions pursuant to Section 4975 of the Code or Section 502(i) of ERISA; there is no matter relating to any of the ERISA Plans pending or, to the knowledge of Holding or Bank, threatened, nor, to the knowledge of MidSouth or MidSouth Bank, are there any facts or circumstances existing that could lead to (other than routine filings such as qualification determination filings) proceedings before, or administrative actions by, any governmental agency; there are no actions, suits or claims pending or, to the knowledge of MidSouth or MidSouth Bank, threatened (including, without limitation, breach of fiduciary duty actions, but excluding routine uncontested claims for benefits) against any of the ERISA Plans or the assets thereof, where applicable. MidSouth and MidSouth Bank have complied in all material respects with the reporting and disclosure requirements of ERISA and the Code. None of the ERISA Plans are multi-employer plans within the meaning of Section 3(37) of ERISA. Except as set forth on the Schedule of Exceptions, a favorable determination letter has been issued by the Internal Revenue Service with respect to each ERISA Plan that is intended to be qualified under Section 401(a) of the Code, the Internal Revenue Service has taken no action to revoke any such letter and nothing has occurred, whether by action or failure to act, which would cause the loss of such qualification. Neither MidSouth nor MidSouth Bank has sponsored, maintained or made contributions to any plan, fund or arrangement subject to Title IV of ERISA or the requirements of Section 412 of the Code or providing for post-retirement medical benefits.

               (b) All group health plans of MidSouth and MidSouth Bank to which Section 4980B(f) of the Code or Section 601 of ERISA applies are in full compliance in all material respects with the continuation coverage requirements of Section 4980B(f) of the Code and Section 601 of ERISA and any prior violations of such Sections have been cured prior to the date hereof.

               (c) Except as contemplated by Section 5.15 hereof, the consummation of the transactions contemplated hereunder will not
          (i) result in the imposition of any obligation or liability on Holding, Bank, MidSouth or MidSouth Bank to any employee benefit plan, fund or arrangement of, or to any employee or former employee of, MidSouth or MidSouth Bank, or (ii) result in a prohibited transaction as such term is used in Code Section 4975 or ERISA Section 406.

               (d) Each plan, fund or arrangement previously sponsored or maintained by MidSouth or MidSouth Bank or to which MidSouth or MidSouth Bank previously made contributions which has been terminated by MidSouth or MidSouth Bank was terminated in accordance with ERISA, the Code and the terms of such plan, fund or arrangement and no event has occurred and no condition exists that would subject Holding, Bank, MidSouth or MidSouth Bank to any tax, penalty, fine or other liability as a result of, directly or indirectly, the termination of such plan, fund or arrangement.

               4.14    Insurance   Policies.   Each  member  of  MidSouth's
          consolidated group maintains in force insurance policies and bonds in such amounts and against such liabilities and hazards as are considered adequate. No member of Holding's consolidated group is now liable, nor will any such member become liable, for any material retroactive premium adjustment. All policies are valid and enforceable and in full force and effect, and no member of MidSouth's consolidated group has received any notice of a material premium increase or cancellation with respect to any of its insurance policies or bonds. Within the last three years, no member of MidSouth's consolidated group has been refused any insurance coverage sought or applied for, and no such member has reason to believe that its existing insurance coverage cannot be renewed as and when the same shall expire, upon terms and conditions as favorable as those presently in effect.

               4.15    Agreements.   No  member  of MidSouth's consolidated
          group is a party to:

               (a)  any collective bargaining agreement;

               (b) any obligation of guaranty or indemnification except, if entered into in the ordinary course of business with respect to customers or any member of MidSouth's consolidated group, letters of credit, guaranties of endorsements and guaranties of signatures;

               (c) any agreement, contract or commitment which is or may be materially adverse to the financial condition, results of operations, business or prospects of any member of MidSouth's consolidated group; or

               (d) any agreement, contract or commitment containing any covenant limiting the freedom of any member of MidSouth's consolidated group to engage in any line of business or to compete with any person.

               No member of MidSouth's consolidated group has in any material respect breached, nor is there any pending or threatened claims that it has materially breached, any of the terms or conditions of any of its agreements, contracts or commitments.

               4.16 Licenses, Franchises and Governmental Authorizations. Each member of MidSouth's consolidated group possesses all licenses, franchises, permits and other governmental authorizations necessary for the continued conduct of its business without interference or interruption. The deposits of each such member are insured by the FDIC to the extent provided by applicable law, and there are no pending or threatened proceedings to revoke or modify that insurance or for relief under 12 U.S.C. Section 1818.

               4.17    Environmental Matters.

               (a) (i) MidSouth and each member of MidSouth's consolidated group has obtained all material permits, licenses and other authorizations that are required to be obtained by it under any applicable Environmental Law Requirements (as hereinafter defined) in connection with the operation of its businesses and ownership of its properties (collectively, the "Subject Properties"), including without limitation properties acquired by foreclosure or in settlement of loans;

                    (ii) MidSouth and each member of its consolidated group is in compliance in all material respects with all terms and conditions of such permits, licenses and authorizations and with all applicable Environmental Law Requirements;

                    (iii)There are no past or present events, conditions, circumstances, activities or plans by any member of MidSouth's consolidated group related in any manner to MidSouth or any member of its consolidated group or the Subject Properties that did or would, in any material respect, violate or prevent compliance or continued compliance with any of the Environmental Law Requirements, or give rise to any Environmental Liability, as hereinafter defined;

                    (iv) There is no civil, criminal or administrative action, suit, demand, claim, order, judgment, hearing, notice or demand letter, notice of violation, investigation or proceeding pending or, to the knowledge of any executive officer of MidSouth or MidSouth Bank, threatened by any person against MidSouth or any member of its consolidated group, or any prior owner of any of the Subject Properties and relating to the Subject Properties, and relating in any way to any Environmental Law Requirement or seeking to impose any Environmental Liability; and

                    (v) No member of MidSouth's consolidated group is subject to or responsible for any material Environmental Liability that is not set forth and adequately reserved against on the Latest Balance Sheet.

               (b)  "Environmental  Law  Requirement"  means all applicable statutes, regulations, rules, ordinances, codes, licenses, permits, orders, approvals, plans, authorizations, concessions, franchises, and similar items, of all governmental agencies, departments, commissions, boards, bureaus, or instrumentalities of the United States, states and political subdivisions thereof and all applicable judicial, administrative, and regulatory decrees, judgments and orders relating to the protection of human health or the environment, including without limitation: (A) all requirements, including but not limited to those (i) pertaining to reporting, licensing, permitting, investigation, and remediation of emissions, discharges, releases, or threatened releases of Hazardous Materials (as such term is defined below), chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials or wastes whether solid, liquid, or gaseous in nature, into the air, surface water, groundwater, or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of Hazardous Materials, chemical substances, pollutants, contaminants, or hazardous or toxic substances, materials or wastes, whether solid, liquid, or gaseous in nature; (B) all requirements pertaining to protection of the health and safety of employees or the public; and (C) all requirements pertaining to the (i) drilling, production, and abandonment of oil and gas wells, (ii) the transportation of produced oil and gas, and (iii) the remediation of sites related to that drilling, production or transportation.

               (c) "Hazardous Materials" shall mean: (A) Any "hazardous substance" as defined by either the Comprehensive Environmental Response, Compensation and Liability Act of 1980 (42 USC Section 9601, et seq.) ("CERCLA") as amended from time to time, or re-
          gulations    promulgated   thereunder;   (B)   asbestos;  (C)
          polychlorinated biphenyls; (D) any "regulated substance" as defined by 40 C.F.R. Section 280.12, or La. Admin. Code 33:XI.103; (E) any naturally occurring radioactive material ("NORM"), as defined by La. Admin. Code 33:XV, Chapter 14, as amended from time to time, irrespective of whether the NORM is located in Louisiana or another jurisdiction; (F) any non-hazardous oilfield wastes ("NOW") defined under La. R.S. 30 :1, et seq., and regulations promulgated thereunder, irrespec-tive of whether those wastes are located in Louisiana or another jurisdiction; (G) any substance the presence of which on the Subject Properties is prohibited by any lawful rules and re-gulations of legally constituted authorities from time to time in force and effect relating to the Subject Properties; and (H) any other substance which by any such rule or regulation requires special handling in its collection, storage, treatment or disposal.

               (d) "Environmental Liability" shall mean (i) any liability or obligation (of any kind whatsoever, whether absolute or contingent, accrued or unaccrued, known or unknown) arising under any Environmental Law Requirement, or (ii) any liability or obligation (of any kind whatsoever, whether absolute or contingent, accrued or unaccrued, known or unknown) under any other theory of law or equity (including without limitation any liability for personal injury, property damage or remediation) that results from, or is based upon or related to, the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Materials, pollutant, contaminant, chemical, or industrial, toxic or hazardous substance or waste.

               4.18    Community  Reinvestment Act; Fair Lending.  MidSouth
          Bank has complied in all material respects with the provisions of the Community Reinvestment Act ("CRA") and the rules and regulations thereunder, has a CRA rating of not less than "satisfactory", and has received no material criticism from regulators with respect to discriminatory lending practices.

               4.19 Legality of MidSouth Securities. All shares of Preferred Stock to be issued pursuant to this Agreement have been duly authorized and, when issued pursuant to this Agreement will be validly issued, fully paid and non-assessable.

               4.20 Brokers' or Finders' Fees. No agent, broker, investment banker, investment or financial advisor or other person acting on behalf of MidSouth or MidSouth Bank is entitled to any commission, broker's or finder's fee from any of the parties hereto in connection with any of the transactions contemplated by this Agreement.

               4.21 Accuracy of Statements. No warranty or representation made or to be made by any member of Holding's consolidated group in this Agreement, and no information furnished by any such member pursuant to this Agreement, contains or will contain, as of the date of this Agreement, the effective date of the Registration Statement (as defined in subsection 5.16 hereof) and the Closing Date, an untrue statement of a material fact or an omission of a material fact necessary to make the statements contained herein and therein, in light of the circumstances in which they are made, not misleading.


                                      SECTION 5

                           Covenants and Conduct of Parties
                             Prior to the Effective Date

               The parties covenant and agree with each other as follows:

               5.1    Cooperation and Best Efforts.   Each  of  the parties
          will cooperate with the other parties and use its best efforts to
          (a) procure all necessary consents and approvals, (b) complete all necessary filings, registrations and certificates, (c) satisfy all requirements prescribed by law for, and all conditions set forth in this Agreement to, the consummation of the Mergers and the transactions contemplated hereby and by the Bank Merger Agreement, and (d) effect the transactions contemplated by this Agreement and the Bank Merger Agreement at the earliest practicable date.

               5.2    Information for, and Preparation of, Proxy Statement.
          (a) Each of the parties will cooperate in the preparation of the Registration Statement referred to in subsection 5.16 and a proxy statement of Holding (the "Proxy Statement"), which complies with the requirements of the Securities Act of 1933 (the "Securities Act"), for the purpose of submitting this Agreement and the transactions contemplated hereby to MidSouth's and Holding's shareholders for approval. Each of the parties will as promptly as practicable after the date hereof furnish all such data and information relating to it and its subsidiaries as any of the other parties may reasonably request for the purpose of including such data and information in the Proxy Statement and the Registration Statement.

               (b) MidSouth will indemnify Holding and Bank, each of their directors and officers, and each controlling person of Holding within the meaning of the Securities Act against any claims insofar as they arise out of or are based upon an untrue statement or omission or alleged untrue statement or omission of material fact in the Registration Statement or the Proxy Statement, and will reimburse each such person for expenses reasonably incurred in connection with investigating or defending any such claim; provided, that MidSouth will not be liable to the extent that any such claim arises out of or is based upon any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information furnished to MidSouth by Holding.

               (c) Any indemnified person wishing to claim indemnification under paragraph (b), upon learning of any claim, shall promptly notify MidSouth thereof. MidSouth shall have the right to assume the defense thereof and shall not be liable for any expenses subsequently incurred by such indemnified person in connection with the defense thereof, except that if MidSouth does not assume such defense, or counsel for the indemnified person advises in writing that there are material substantive issues that raise conflicts of interest between MidSouth and the indemnified person, the indemnified person may retain counsel satisfactory to him, and MidSouth shall pay all reasonable fees and expenses of such counsel, provided that (i) MidSouth shall be obligated to pay for only one counsel for all indemnified persons in any jurisdiction, (ii) the indemnified persons will cooperate in the defense of any such claim, and (iii) MidSouth shall not be liable for any settlement effected without its prior written consent.

               5.3 Approval of Bank Merger Agreement. MidSouth, as the sole shareholder of MidSouth Bank, and Holding, as the sole shareholder of Bank, shall take all action necessary to effect shareholder approval of the Bank Merger Agreement.

               5.4 Press Releases. MidSouth and Holding will cooperate with each other in the preparation of any press releases announcing the execution of this Agreement or the consummation of the transactions contemplated hereby. Without the prior written consent of the chief executive officer of MidSouth, no member of Holding's consolidated group will issue any press release or other written statement for general circulation relating to the transactions contemplated hereby, except as may otherwise be required by law.

               5.5    [LEFT BLANK INTENTIONALLY]


               5.6 Investigations; Planning. The parties shall continue to provide to each other and to their authorized representatives full access during all reasonable times to their premises, properties, books and records (including, without limitation, all corporate minutes and stock transfer records), and to furnish such financial and operating data and other information of any kind respecting their business and properties as the others shall from time to time reasonably request. Any investigation shall be conducted in a manner which does not unreasonably interfere with the operation of the business of a party. Each member of Holding's consolidated group agrees to cooperate with MidSouth and MidSouth Bank in connection with planning for the efficient and orderly combination of the parties and the operation of MidSouth and MidSouth Bank after consummation of the Mergers. In the event of termination of this Agreement prior to the Effective Date, each party shall return, without retaining copies thereof, all confidential or non-public documents, work papers and other materials obtained from the others in connection with the transactions contemplated hereby and, for a period of not less than two years following such termination, shall keep such information confidential, not disclose such information to any other person or entity except as may be required by legal process, and not use such information in connection with its business, in each case unless and until such information shall come into the public domain through no fault of such party.

               5.7 Preservation of Business. Each party will use its best efforts to preserve the possession and control of all of its assets other than those consumed or disposed of for value in the ordinary course of business, to preserve the goodwill of customers and others having business relations with it and to do nothing knowingly to impair its ability to keep and preserve its business as it exists on the date of this Agreement.

               5.8 Conduct of Business in the Ordinary Course. Each member of Holding's consolidated group shall conduct its business only in the ordinary course and, except as otherwise provided herein, it shall not, without the prior written consent of the chief executive officer of MidSouth or his duly authorized designee:

               (a) declare, set aside, increase or pay any dividend, or declare or make any distribution on, or directly or indirectly combine, redeem, reclassify, purchase, or otherwise acquire, any shares of its capital stock or authorize the creation or issuance of or issue any additional shares of its capital stock or any securities or obligations convertible into or exchangeable for its capital stock, provided that this subparagraph shall not apply to prevent dividends or distributions from any member of Holding's consolidated group to any other member of such consolidated group;

               (b) amend its articles of incorporation or association or by-laws or adopt or amend any resolution or agreement concerning indemnification of its directors or officers;

               (c) enter into or modify any agreement so as to require the payment, conditionally or otherwise, of any salary, bonus, extra compensation, pension or severance payment to any of its present or former directors, officers or employees or increase the compensation (including salaries, fees, bonuses, profit sharing, incentive, pension, retirement or other similar benefits and payments) of any such person except for budgeted bonuses or other incentive payments in amounts previously disclosed to the Chief Executive office of MidSouth;

               (d) except in the ordinary course of business consistent with past practices, place or suffer to exist on any of its assets or properties any mortgage, pledge, lien, charge or other encumbrance, except those of the character described in subsection 3.10 hereof, or cancel any material indebtedness owing to it or any claims which it may have possessed, or waive any right of substantial value or discharge or satisfy any material noncurrent liability;

               (e) merge or consolidate with another entity, or sell or otherwise dispose of a substantial part of its assets or, except in the ordinary course of business consistent with past practices, sell any of its assets;

               (f) commit or omit to do any act which act or omission would cause a breach of any covenant of Holding or Bank contained in this Agreement or would cause any representation or warranty of Holding or Bank contained in this Agreement to become untrue, as if each such representation and warranty were continuously made from and after the date hereof;

               (g) violate in any material respect any law, statute, rule, governmental regulation or order;

               (h) fail to maintain its books, accounts and records in the usual manner on a basis consistent with that heretofore employed;

               (i) fail to pay, or to make adequate provision for the payment of, all taxes, interest payments and penalties due and payable (and/or accruable for all periods up to the Effective Date, including that portion of its fiscal year to and including the Effective Date) to any city, parish, state, foreign country, the United States or any other taxing authority, except those being contested in good faith by appropriate proceedings and for which sufficient reserves have been established;

               (j) acquire or dispose of investment securities having an aggregate market value greater than 10% of the aggregate book value of its investment securities portfolio on the date of the Latest Balance Sheet; acquire any investment securities that are less than investment grade; or acquire or dispose of investment securities except in the ordinary course of business;

               (k)  enter into any new line of business;

               (l) charge off (except as may otherwise be required by law or by regulatory authorities or by generally accepted accounting principles consistently applied) or sell (except for a price not less than the book value thereof) any of the its portfolio of loans, discounts or financing leases; or sell any asset held as other real estate or other foreclosed assets for an amount less than 100% of its book value at the date of the Latest Balance Sheet; or sell any asset held as other real estate or other foreclosed assets that had a book value at the date of the Latest Balance Sheet in excess of $25,000; or

               (m) make any extension of credit which, when added to all other extensions of credit to the borrower and its affiliates, would exceed $100,000 or, unless reasonable prior notice is provided to the chief executive officer of MidSouth or his authorized designee, commit or otherwise become obligated to make any extension of credit in excess of $50,000.

               5.9 Additional Information. Each party will provide the other (a) with prompt written notice of any material adverse change in the financial condition, results of operations, business or prospects of any member of its consolidated group,
          (b) as soon as they become available, copies of any financial statements, reports and other documents of the type referred to in Section 3 or 4 with respect to each member of its consolidated group, and (c) promptly upon its dissemination, any report disseminated to its shareholders.

               5.10 Holding Shareholder Approval. Holding's Board of Directors shall submit this Agreement to its shareholders for approval in accordance with the BCL at a special meeting of shareholders duly called and convened for that purpose as soon as practicable.

               5.11 Loan Policy. No member of Holding's consolidated group will make any loans, or enter into any commitments to make loans, which vary from its written loan policies, a true and correct copy of which loan policies have been provided to MidSouth, provided that this covenant shall not prohibit Bank from extending or renewing credit or loans in connection with the workout or renegotiation of loans currently in its loan portfolio.

               5.12 Prohibited Negotiations. (a) Prior to the Effective Date or until the termination of this Agreement, no member of Holding's consolidated group shall, without the prior approval of the chief executive officer of MidSouth or his designee, directly or indirectly, solicit, initiate or encourage inquiries or proposals with respect to, or furnish any information relating to, or participate in any negotiations or discussions concerning, any transaction of the type that is referred to in clauses
          (B)(i)(ii) and (iii) of subparagraph (e) of subsection 7.01 of this Agreement (and in no event will any such information be supplied except pursuant to a confidentiality agreement), and each such member shall instruct its officers, directors, agents and affiliates to refrain from doing any of the above, and will notify MidSouth immediately if any such inquiries or proposals are received by, any such information is requested from, or any such negotiations or discussions are sought to be initiated with, it or any of its officers directors, agents and affiliates; provided, however, that nothing contained herein shall be deemed to prohibit any officer or director of Holding or Bank from taking any action that in the written opinion of counsel is required by law or is required to discharge his fiduciary duties to Holding's consolidated group and its shareholders.

               (b) Neither the Board of Directors of Holding nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to MidSouth, the approval or recommendation to shareholders of this Agreement or the Mergers, (ii) approve or recommend, or propose to recommend, any takeover proposal with respect to Holding or Bank, except such action that is required in the written opinion of its counsel to discharge his or her fiduciary duties to Holding's shareholders, or (iii) modify or waive or release any party from any provision of, or fail to enforce any provision of, if MidSouth requests such enforcement, any confidentiality agreement entered into by Holding or Bank with any prospective acquiror after the date of this Agreement or within two years prior to such date.

               5.13 Operating Functions. Each member of Holding's consolidated group agrees to cooperate in the consolidation of appropriate operating functions with MidSouth and MidSouth Bank to be effective on the Effective Date, provided that the foregoing shall not be deemed to require any action which, in the opinion of such member's Board of Directors, would adversely affect its operations if the Mergers were not consummated.

               5.14 Application to Regulatory Authorities. MidSouth shall prepare, as promptly as practicable, all regulatory applications and filings which are required to be made with respect to the Mergers.

               5.15 Benefits Provided to Employees of Holding's Consolidated Group. From and after the Effective Date, MidSouth and MidSouth Bank shall offer to all persons who were employees of Holding or Bank immediately prior to the Effective Date and who become employees of MidSouth or MidSouth Bank immediately following the Effective Date, the same employee benefits (including benefits under MidSouth's retirement, 401(k), flexible benefit, vacation, severance and sick leave plans or policies) as are offered by MidSouth or MidSouth Bank, as the case may be, to its employees, except that there shall be no waiting period for coverage under any of its plans and no employee who is in an active employee on the Effective Date shall be denied benefits under such plans for a pre-existing condition. Full credit shall be given for prior service by such employees with Holding or Bank for eligibility and vesting purposes under all of their benefit plans and policies, except that credit for prior service shall not be given for eligibility, vesting or benefit accrual purposes under MidSouth's Retirement Plan. All benefits accrued through the Effective Date under benefit plans of Holding or Bank shall be paid by MidSouth or MidSouth Bank, as the case may be, to the extent such benefits are not otherwise provided to such employees through the benefit plans of MidSouth or MidSouth Bank, as the case may be. MidSouth and MidSouth Bank shall not be obligated to continue any employee benefit or ERISA Plan maintained by Holding or Bank.

               5.16 MidSouth Registration Statement and Listing of Preferred Stock. MidSouth will prepare and file on Form S-4 a registration statement (the "Registration Statement") under the Securities Act (which will include the Proxy Statement) complying with all the requirements of the Securities Act applicable thereto, for the purpose, among other things, of registering the Preferred Stock which will be issued to the holders of Holding Common Stock pursuant to the Company Merger. MidSouth shall use its best efforts to cause the Registration Statement to become effective as soon as practicable, to qualify the Preferred Stock under the securities or blue sky laws of such jurisdictions as may be required and to keep the Registration Statement and such qualifications current and in effect for so long as is necessary to consummate the transactions contemplated hereby. MidSouth will use its best efforts to cause the Preferred Stock to be listed for trading on the American Stock Exchange Emerging Companies market.

                                      SECTION 6

                                Conditions of Closing

               6.1 Conditions of All Parties. The obligations of each of the parties hereto to consummate the Mergers are subject to the satisfaction of the following conditions at or prior to the
          Closing:

               (a) Shareholder Approval. This Agreement shall have been duly approved by the shareholders of MidSouth and Holding, and this Agreement and the Bank Merger Agreement shall have been duly approved by Holding, as the sole shareholder of Bank and by MidSouth as sole shareholder of MidSouth Bank.

               (b) Effective Registration Statement. The Registration Statement shall have become effective prior to the mailing of the Proxy Statement, no stop order suspending the effectiveness of the Registration Statement shall have been issued, and no proceedings for that purpose shall have been instituted or, to the knowledge of any party, shall be contemplated, and MidSouth shall have received all state securities law permits and authorizations necessary to consummate the transactions contemplated hereby.

               (c) No Restraining Action. No action or proceeding shall have been threatened or instituted before a court or other governmental body to restrain or prohibit the transactions contemplated by the Bank Merger Agreement or this Agreement or to obtain damages or other relief in connection with the execution of such agreements or the consummation of the transactions contemplated hereby or thereby; and no governmental agency shall have given notice to any party hereto to the effect that consummation of the transactions contemplated by the Bank Merger Agreement or this Agreement would constitute a violation of any law or that it intends to commence proceedings to restrain consummation of either of the Mergers.

               (d)  Statutory  Requirements  and  Regulatory Approval.  All
          statutory requirements for the valid consummation of the transactions contemplated by the Bank Merger Agreement and this Agreement shall have been fulfilled; all appropriate orders, consents and approvals from all regulatory agencies and other governmental authorities whose order, consent or approval is
          required  by  law  for  the  consummation   of  the  transactions
          contemplated by this Agreement and the Bank Merger Agreement shall have been received; and the terms of all requisite orders, consents and approvals shall then permit the effectuation of the Mergers without imposing any material conditions with respect thereto except for any such conditions that are acceptable to MidSouth and MidSouth Bank.

               (e) Accountant's Letters. The parties shall have received an opinion from DeLoitte & Touche, dated as of the Closing Date, to the effect that the Mergers will constitute a reorganization within the meaning of Section 368(c) of the Code and that the shareholders of Holding will recognize no gain or loss with respect to the shares of Preferred Stock received on consummation of the Company Merger.

               6.2 Additional Conditions of MidSouth and MidSouth Bank. The obligation of MidSouth and MidSouth Bank to consummate the Mergers are also subject to the satisfaction of the following additional conditions at or prior to the Closing:

               (a) Representations, Warranties and Covenants. Each of the representations and warranties of Holding and Bank contained in this Agreement shall be true and correct on the Closing Date, with the same effect as though made at such date, except to the extent of changes permitted by the terms of this Agreement, and each of Holding and Bank shall have performed all obligations and complied with all covenants required by this Agreement and the Bank Merger Agreement to be performed or complied with by it at or prior to the Closing. In addition, each of Holding and Bank shall have delivered to MidSouth and MidSouth Bank its certificate dated as of the Closing Date and signed by its chief executive officer and chief financial officer to the effect that, except as specified in such certificate, such persons do not know, and have no reasonable grounds to know, of any material failure or breach of any representation, warranty or covenant made by it in this Agreement.

               (b) No Material Adverse Change. There shall not have occurred any material adverse change from the date of the Latest Balance Sheet to the Closing Date in the financial condition, results of operations, business or prospects of Holding's consolidated group.

               (c) Opinion of Counsel. MidSouth shall have received from McGlinchey Stafford Lang, A Law Corporation, counsel for Holding's consolidated group, an opinion dated as of the Closing Date, in form and substance satisfactory to MidSouth and MidSouth Bank, to the effect set forth in Exhibit D to this Agreement.

               (d) Joinder of Shareholders; Confirmation. Within 5 days prior to the mailing of the Proxy Statement a Joinder of Shareholders in the form of Exhibit E annexed hereto ("Joinder of Shareholders") shall have been executed by each person who serves as an executive officer or director of Holding or Bank or who owns 5% or more of the Holding Common Stock outstanding; and MidSouth shall have received from each person who executes a Joinder of Shareholders a written confirmation dated not earlier than 5 days prior to the Closing Date to the effect that each representation made by such person in the Joinder of Shareholders is true and correct as of the date of such confirmation and that such person has complied with all of his or her covenants therein through the date of such confirmation.

               (e) Accountants' Letters. MidSouth and MidSouth Bank shall have received letters from Mixon, Roy, Metz & Mixon, independent public accountants for Holding, dated, respectively, the date of the Proxy Statement and immediately prior to the Closing Date, in form and substance satisfactory to MidSouth and MidSouth Bank, to the effect set forth in Exhibit F to this Agreement.

               (f) Tier 1 Capital. MidSouth shall have received satisfactory assurances from the Federal Reserve Board or delegated authority that the Series A Preferred Stock will be treated as Tier 1 Capital of MidSouth for purposes of the capital adequacy guidelines of the Federal Reserve Board, provided that if this condition is not met as a result of any term or provision of the Series A Preferred Stock, MidSouth shall propose a revision of such term or provision that would cause the Series A Preferred Stock to be treated as Tier 1 Capital and Holding shall have 15 days from receipt of such proposal to accept it and permit this condition to be met.

               6.3 Additional Conditions of Holding and Bank. The obligations of Holding and Bank to consummate the Mergers are also subject to the satisfaction of the following additional conditions at a prior to the Closing:

               (a) Representations, Warranties and Covenants. Each of the representations and warranties of MidSouth and MidSouth Bank contained in this Agreement shall be true and correct on the Closing Date, with the same effect as though made at such date, except to the extent of changes permitted by the terms of this Agreement, and MidSouth and MidSouth Bank shall have performed all obligations and complied with all covenants required by this Agreement and the Bank Merger Agreement to be performed or complied with by it at or prior to the Closing. In addition, MidSouth and MidSouth Bank shall have delivered to Holding and Bank its certificate dated as of the Closing Date and signed by its chief executive officer and chief financial officer to the effect that, except as specified in such certificate, such persons so not know, and have no reasonable grounds to know, of any material failure or breach of any representation, warranty or covenant made by it in this Agreement.

               (b) Opinion of Counsel. Holding shall have received from Correro, Fishman & Casteix, counsel for MidSouth and MidSouth Bank, an opinion, dated as of the Closing Date, in form and substance satisfactory to Holding and Bank, to the effect set forth in Exhibit G to annexed to this Agreement.

               6.4 Waiver of Conditions. Any condition to a party's obligations hereunder may be waived by that party, other than the conditions specified in subparagraphs (a), (b) and (d) of subsection 6.1. The failure to waive any condition hereunder shall not be deemed a breach of subsection 5.2 hereof.

                                      SECTION 7

                                     Termination

               7.1 Termination. This Agreement may be terminated at any time before the time at which the Mergers become effective:

               (a) Mutual Consent. By the mutual consent of the Boards of Directors of MidSouth and Holding.

               (b) Material Breach. By the Board of Directors of either MidSouth or Holding in the event of a material breach by any member of the consolidated group of the other of them of any representation or warranty contained in this Agreement or of any covenant contained in this Agreement, which in either case cannot be cured within 10 days after written notice of such breach is given to the entity committing such breach, provided that the right to effect such cure shall not extend beyond the date set forth in subparagraph (c) below.

               (c) Abandonment. By the Board of Directors of either MidSouth or Holding if (i) all conditions to Closing required by
          Section 6 have not been met or waived by June 30, 1995, or (ii) any such condition cannot be met by such date and has not been waived by each party in whose favor such condition runs or (iii) the Mergers have not occurred by such date.

               (d) Dissenting Shareholders. By the Board of Directors of MidSouth, if the number of shares of Holding Common Stock as to which the holders thereof are, at the time of the Closing, legally entitled to assert dissenting shareholder's rights exceeds 5% of the total number of shares of Holding Common Stock issued and outstanding on the Closing Date.

               (e) Holding Recommendation. By the Board of Directors of MidSouth if the Board of Directors of Holding (A) shall withdraw, modify or change its recommendation to its shareholders of this Agreement or the Mergers or shall have resolved to do any of the foregoing; (B) shall have recommended to the shareholders of Holding (i) any merger, consolidation, share exchange, business combination or other similar transaction (other than the transactions contemplated by this Agreement), (ii) any sale, lease, transfer or other disposition of all or substantially all of the assets of any member of Holding's consolidated group, or
          (iii) any acquisition, by any person or group, of the beneficial ownership of one-third or more of any class of Holding capital stock; or (C) shall have made any announcement of a proposal, plan or intention to do any of the foregoing or agreement to engage in any of the foregoing.

               7.2 Effect of Termination; Survival. Upon termination of this Agreement pursuant to this Section 7, the Bank Merger Agreement shall also terminate, and this Agreement and the Bank Merger Agreement shall be void and of no effect, and there shall be no liability by reason of this Agreement or the Bank Merger Agreement, or the termination thereof, on the part of any party or their respective directors, officers, employees, agents or shareholders except for any liability of a party hereto arising out of a breach of any representation, warranty or covenant in this Agreement prior to the date of termination or any covenant that survives pursuant to the following sentence. The following provisions shall survive any termination of this Agreement: the last sentence of subsection 5.6; subsection 7.2; and subsection 9.3.


                                      SECTION 8

            Indemnification of Directors and Officers of Holding and Bank

               8.1 From and after the Effective Time of the Mergers, MidSouth and MidSouth Bank agree to indemnify and hold harmless each person who is or was at any time since December 31, 1992 an officer or director of Holding or Bank (an "Indemnified Person") from and against all damages, liabilities, judgments and claims (and related expenses, including, but not limited to, attorneys' fees and amounts paid in settlement) based upon or arising from his capacity as an officer or director of Holding or Bank, to the same extent as he would have been indemnified under the articles of association (or articles of incorporation) or bylaws of Holding or Bank, as appropriate, as such articles of association (or articles of incorporation) or bylaws were in effect on the date of execution of this Agreement.

               8.2 The rights granted to the Indemnified Persons hereby will be contractual rights inuring to the benefit of all Indemnified Persons and shall survive this Agreement and any merger, consolidation or reorganization of MidSouth or MidSouth Bank.

               8.3 The rights to indemnification granted by this Section 8 are subject to the following limitations: (a) the total aggregate indemnification to be provided by MidSouth and MidSouth Bank pursuant to Section 8.1 hereof will not exceed, as to all of the Indemnified Persons described herein as a group, the sum of $1.2 million and MidSouth and MidSouth Bank will have no responsibility to any Indemnified Person for the manner in which such sum is allocated among that group (but the Indemnified Persons may seek reallocation among themselves); (b) a director of officer who would otherwise be an Indemnified Person under this Section 8 shall not be entitled to the benefits hereof unless such director or officer has executed a Joinder of Shareholders; (c) amounts otherwise required to be paid by MidSouth or MidSouth Bank to an Indemnified Person pursuant to this Section 8 will be reduced by any amounts that such Indemnified Person recovers by virtue of the claim for which indemnification is sought; (d) no Indemnified Person shall be entitled to indemnification for any claim made or threatened prior to the Closing Date of which such Indemnified Person, Holding or Bank was aware but did not disclose to MidSouth prior to the execution of this Agreement, if the claim or threatened claim was known on or before such time, or prior to the Closing Date, if such claim became known after execution of this Agreement; and (e) any claim for indemnification pursuant to this
          Section 8 must be submitted in writing to the Chief Executive Officer of MidSouth within five years of the date of this Agreement.

               8.4 MidSouth and MidSouth Bank agree that the indemnification limits set forth in Section 8.3(a) will not apply to any damages, liabilities, judgments and claims (and related expenses, including, but not limited to, attorney's fees and amounts paid in settlement) insofar as they are subject to the provisions of subsections 5.2(b) and (c).


                                      SECTION 9

                                    Miscellaneous

               9.1 Notices. Any notice, communication, request, reply, advice or disclosure (hereinafter severally and collectively called "notice") required or permitted to be given or made by any party to another in connection with this Agreement or the Bank Merger Agreement or the transactions herein or therein contemplated must be in writing and may be given or served by depositing the same in the United States mail, postage prepaid and registered or certified with return receipt requested, or by delivering the same to the address of the person or entity to be notified, or by sending the same by a national commercial courier service (such as Federal Express, Emery Air Freight, Network Courier, Purolator or the like) for next-day delivery, provided such delivery is confirmed in writing by such courier. Notice deposited in the mail in the manner hereinabove described shall be effective 48 hours after such deposit, and notice delivered in person or by commercial courier shall be effective at the time of delivery. A party delivering notice shall endeavor to obtain a receipt therefor. For purposes of notice, the addresses of the parties shall, until changed as hereinafter provided, be as follows:

               If to MidSouth or MidSouth Bank:

                    MidSouth Bancorp, Inc.
                    102 Versailles Boulevard
                    Versailles Centre
                    Lafayette, Louisiana  70501

                    Attention:  C. R. Cloutier

                    With copies to:

                    Correro, Fishman & Casteix, L.L.P.
                    47th Floor Place St. Charles
                    New Orleans, Louisiana  70170

                    Attention:  Anthony J. Correro, III


               If to Holding or Bank:

                    Sugarland Bancshares, Inc.
                    1527 W. Main Street
                    Jeanerette, Louisiana 70544

                    Attention:  D. J. Tranchina

                    With copies to:

                    McGlinchey Stafford Lang
                    643 Magazine Street
                    New Orleans, Louisiana  70130

                    Attention:  Bennet S. Koren

          or such substituted persons or addresses of which any of the parties may give notice to the other in writing.

               9.2 Waiver. The failure by any party to enforce any of its rights hereunder shall not be deemed to be a waiver of such rights, unless such waiver is an express written waiver which has been signed by the waiving party and expressly approved by its Board of Directors. Waiver of any one breach shall not be deemed to be a waiver of any other breach of the same or any other provision hereof.

               9.3 Expenses. Regardless of whether the Mergers are consummated, all expenses incurred in connection with this Agreement and the Bank Merger Agreement and the transactions contemplated hereby and thereby shall be borne by the party incurring them, except as otherwise provided herein.

               9.4    Headings.   The  headings in this Agreement have been
          included solely for reference and shall not be considered in the interpretation or construction of this Agreement.

               9.5    Exhibits and Schedules.   The  exhibits and schedules
          to this Agreement are incorporated herein by this reference and expressly made a part hereof.

               9.6 Integrated Agreement. This Agreement, the Bank Merger Agreement, the exhibits and schedules hereto and all other documents and instruments delivered in accordance with the terms hereon constitute the entire understanding and agreement among the parties hereto with respect to the subject matter hereof, and there are no agreements, understanding, restrictions, representations or warranties among the parties other than those set forth herein or therein or herein or therein provided for, all prior agreements and understandings being superseded hereby.

               9.7 Choice of Law. The validity of this Agreement and the Bank Merger Agreement, the construction of their terms and the determination of the rights and duties of the parties hereto in accordance therewith shall be governed by and construed in accordance with the laws of the United States and those of the State of Louisiana applicable to contracts made and to be performed wholly within such State.

               9.8 Parties in Interest. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns, except that this Agreement may not be transferred or assigned by any member of Holding's consolidated group without the prior written consent of MidSouth, including any transfer or assignment by operation of law. Nothing in this Agreement or the Bank Merger Agreement is intended or shall be construed to confer upon or to give any person other than the parties hereto any rights or remedies under or by reason of this Agreement or the Bank Merger Agreement, except as expressly provided for herein and therein.

               9.9 Amendment. The parties may, by mutual agreement of their respective Boards of Directors, amend, modify or supplement this Agreement, the Bank Merger Agreement, or any exhibit or schedule of any of them, in such manner as may be agreed upon by the parties in writing, at any time before or after approval of this Agreement and the Bank Merger Agreement and the transactions contemplated hereby and thereby by the shareholders of the parties hereto. This Agreement and any exhibit or schedule to this Agreement may be amended at any time and, as amended, restated by the chief executive officers of the respective parties (or their respective designees) without the necessity for approval by their respective Boards of Directors or shareholders, to correct typographical errors or to change erroneous references or cross references, or in any other manner which is not material to the substance of the transactions contemplated hereby.

               9.10 Counterparts. This Agreement may be executed by the parties in one or more counterparts, all of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

               IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.



          MIDSOUTH BANCORP, INC.        SUGARLAND BANCSHARES, INC.




          By:                           By:
                 C. R. Cloutier                D. J. Tranchina
                   President                     President



          MIDSOUTH NATIONAL BANK        SUGARLAND STATE BANK




          By:                           By:
                C. R. Cloutier                D. J. Tranchina
                  President                     President

                                                                  EXHIBIT A
                                 AGREEMENT OF MERGER
                                          OF
                                 SUGARLAND STATE BANK
                                         INTO
                                MIDSOUTH NATIONAL BANK

               This Agreement of Merger (this "Agreement") is made and entered into as of this ______ day of December, 1994, between Sugarland State Bank, a Louisiana state banking association domiciled at Jeanerette, Louisiana ("Bank"),and MidSouth National Bank, a national banking association domiciled at Lafayette, Louisiana ("MidSouth Bank" or the "Receiving Association").

               WHEREAS, the respective Boards of Directors of Bank and MidSouth Bank (collectively called the "Merging Associations") deem it advisable that Bank be merged with and into MidSouth Bank (the "Bank Merger"), as provided in this Agreement and in the Agreement and Plan of Merger dated ________, 1994 (the "Plan"), among the Merging Associations, Sugarland Bancshares, Inc., a Louisiana corporation ("Holding") of which Bank is a wholly owned subsidiary, and MidSouth Bancorp, Inc., a Louisiana corporation, of which MidSouth Bank is a wholly owned subsidiary, which sets forth, among other things, certain representations, warranties, covenants and conditions relating to the Bank Merger; and

               WHEREAS, the respective Boards of Directors of the Merging Associations wish to enter into this Agreement and submit it to the respective shareholders of the Merging Associations for approval in the manner required by law and, subject to said approval and to approval by the Office of the Comptroller of the Currency being duly given and to such other approvals as may be required by law, to effect the Bank Merger, all in accordance with the provisions of this Agreement.

               NOW THEREFORE, in consideration of the mutual benefits to be derived from this Agreement and the Bank Merger, the parties hereto agree as follows:

               1.   The Bank Merger.  At the Effective  Time (as defined in
          Section 2 hereof), Bank shall be merged with and into MidSouth Bank under the Articles of Association of MidSouth Bank, as amended, existing Charter No. 18484, pursuant to the provisions of, and with the effect provided in La. R.S. 6:351 et seq. At the Effective Time, MidSouth Bank, the Receiving Association, shall continue to be a national banking association, and its business shall continue to be conducted at its main office in Lafayette, Louisiana, and at its legally established branches (including, without limitation, the legally established offices from which Bank conducted business immediately prior to the Effective Time). The Articles of Association of MidSouth Bank shall not be altered or amended by virtue of the Bank Merger, and the incumbency of the directors and officers of MidSouth Bank shall not be affected by the Bank Merger nor shall any person succeed to such positions by virtue of the Bank Merger.

               2. Effective Time. The Bank Merger shall become effective at the time specified in a certificate or other written record issued by the OCC or the OFI, whichever date is later (the "Effective Time").

               3. Cancellation of Capital Stock of Bank. At the Effective Time, by virtue of the Bank Merger, all shares of the capital stock of Bank, other than any such shares as to which dissenters' rights shall exist at the Effective Time, shall be cancelled.

               4. Capital Stock of the Receiving Association. The shares of the capital stock of MidSouth Bank, the Receiving Association, issued and outstanding immediately prior to the Effective Time shall, at the Effective Time, continue to be issued and outstanding, and no additional shares of MidSouth Bank shall be issued as a result of the Bank Merger. Therefore, at the Effective Time, the amount of capital stock of MidSouth Bank, the Receiving Association, shall be $1,750,000, divided into 350,000 shares of common stock, par value $5.00 per share.

               5. Assets and Liabilities of the Merging Associations. At the Effective Time, the corporate existence of each of the Merging Associations shall be merged into and continued in
          MidSouth Bank, the Receiving Association, and such Receiving Association shall be deemed to be the same corporation as each bank or banking association participating in the Bank Merger. All rights, franchises, and interests of the individual Merging Associations in and to every type of property (real, personal and mixed) and chooses in action shall be transferred to and vested in the Receiving Association by virtue of the Bank Merger without any deed or other transfer. The Receiving Association, upon the Bank Merger and without any order or other action on the part of any court or otherwise, shall hold and enjoy all rights of property, franchises, and interests, including appointments, designations, and nominations, and all other rights and interests as trustee, executor, administrator, registrar of stocks and bonds, guardian of estates, and in every other fiduciary capacity, in the same manner and to the same extent as such rights, franchises, and interests were held or enjoyed by any one of the Merging Associations at the time of the Bank Merger. The Receiving Association shall, from and after the Effective Time, be liable for all liabilities of the Merging Associations.

               6. Shareholder Approval; Conditions; Filing. This Agreement shall be submitted to the shareholders of the Merging Associations for ratification and confirmation in accordance with applicable provisions of law. The obligations of the Merging Associations to effect the Bank Merger shall be subject to all the terms and conditions of the Plan. If the shareholders of the Merging Associations ratify and confirm this Agreement, then the fact of such approval shall be certified hereon by the Secretary of each of the Merging Associations and this Agreement, so approved and certified, shall, as soon as is practicable, be signed and acknowledged by the President or Vice-President of each of them. As soon as may be practicable thereafter, this Agreement, so certified, signed and acknowledged, shall be delivered to the OCC and the OFI for filing in the manner required by law.

               7. Miscellaneous. This Agreement may, at any time prior to the Effective Time, be amended or terminated as provided in the Plan. This Agreement may be executed in counterparts, each of which shall be deemed to constitute an original but all of which taken together shall constitute one and the same agreement. This Agreement shall be governed and interpreted in accordance with federal law and the applicable laws of the State of Louisiana. This Agreement may be assigned only to the extent that the party seeking to assign it is permitted to assign its interests in the Plan, and subject to the same effect as any such assignment. The headings in this Agreement are inserted for convenience only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

               IN WITNESS WHEREOF, this Agreement has been executed by a majority of the directors of each of the Merging Associations, as of the day and year first above written.



                            FOR THE BOARD OF DIRECTORS OF
                                SUGARLAND STATE BANK:



          ______________________________     ______________________________

          ______________________________     ______________________________

          ______________________________     ______________________________

          ______________________________     ______________________________

          ______________________________     ______________________________

          ______________________________     ______________________________

                            FOR THE BOARD OF DIRECTORS OF
                               MIDSOUTH NATIONAL BANK:



          ______________________________     ______________________________

          ______________________________     ______________________________

          ______________________________     ______________________________

          ______________________________     ______________________________

          ______________________________     ______________________________

          ______________________________     ______________________________

                             CERTIFICATE OF SECRETARY OF
                                 SUGARLAND STATE BANK
                       (a Louisiana state banking association)


               I hereby certify that I am the duly elected Secretary of Sugarland State Bank, a Louisiana state bank, presently serving in such capacity and that the foregoing Agreement was, in the manner required by law, duly approved, without alteration or amendment, by the sole shareholder of Sugarland State Bank.


          Certificate dated                , 1995.



          ___________________________________
                                                     Secretary



                             CERTIFICATE OF SECRETARY OF
                                MIDSOUTH NATIONAL BANK
                           (a national banking association)


               I hereby certify that I am the duly elected Secretary of MidSouth National Bank, a national banking association presently serving in such capacity, and that the foregoing Agreement was, in the manner required by law, duly approved, without alteration or amendment, by the sole shareholder of MidSouth National Bank.



          Certificate dated               , 1995.



                                   ___________________________________
                                           Secretary



                                  EXECUTION BY BANKS


               Considering  the  approval   of   this   Agreement   by  the
          shareholders of the parties hereto, as certified above, this Agreement is executed by such parties, acting through their respective Presidents, this _____ day of _______________, 1995.


                                             SUGARLAND STATE BANK


                                        By:
          ___________________________________
                                             President


          Attest:


          ___________________________________
          Secretary



                                             MIDSOUTH NATIONAL BANK




                                        By:
          ___________________________________
                                             President



          Attest:



          ___________________________________
          Secretary



                                 ACKNOWLEDGMENT AS TO
                                 SUGARLAND STATE BANK



          STATE OF LOUISIANA

          PARISH OF _______________



               BEFORE ME, the undesigned authority, personally came and appeared D. J. Tranchina, who, being duly sworn, declared and acknowledged before me that he is the President of Sugarland State Bank and that in such capacity he was duly authorized to and did execute the foregoing Agreement on behalf of such bank, for the purposes therein expressed and as his and such bank's free act and deed.



          ___________________________________
                                             Appearer



          Sworn to and subscribed before me
          this _____ day of __________, 1995.



          ___________________________________
          Notary Public



                                 ACKNOWLEDGMENT AS TO
                                MIDSOUTH NATIONAL BANK



          STATE OF LOUISIANA

          PARISH OF LAFAYETTE



               BEFORE ME, the undersigned authority, personally came and appeared D. J. Tranchina who, being duly sworn, declared and acknowledged before me that he is the President of MidSouth National Bank and that in such capacity he was duly authorized to and did execute the foregoing Agreement on behalf of such bank, for the purposes therein expressed and as his and such bank's free act and deed.



          ___________________________________
                                             Appearer



          Sworn to and subscribed before me
          this _____ day of __________, 1995.



          ___________________________________
          Notary Public

                                                                  EXHIBIT B


                                CERTIFICATE OF MERGER
                                          OF
                              SUGARLAND BANCSHARES, INC.
                                    WITH AND INTO
                                MIDSOUTH BANCORP, INC.

               The undersigned corporation, acting pursuant to Section 112F of the Louisiana Business Corporation Law, hereby certifies as follows:

               First: That the name and state of incorporation of each of the merging corporations is as follows:

                            Name                  State of Incorporation
                     ___________________          ______________________

                    Sugarland Bancshares, Inc.           Louisiana
                    MidSouth Bancorp, Inc.               Louisiana

               Second: That an Agreement and Plan of Merger between the parties to the merger has been approved, adopted, certified, executed and acknowledged by each of the parties in accordance with the requirements of Section 112 of the Louisiana Business Corporation Law.

               Third:   That  the  name of the surviving corporation of the
          merger is MidSouth Bancorp, Inc..

               Fourth:   That the Articles  of  Incorporation  of  MidSouth
          Bancorp, Inc. shall be the Articles of Incorporation of the surviving corporation.

               Fifth: That the executed Agreement and Plan of Merger is on file at the principal place of business of MidSouth Bancorp, Inc. located at 102 Versailles Boulevard, Versailles Centre, Lafayette, Louisiana 70501.

               Sixth: That a copy of the Agreement and Plan of Merger will be furnished by MidSouth on request and without cost to any shareholder of either party to the Merger.

               Seventh:   This  Certificate  of  Merger  shall be effective
          immediately upon its filing with the Secretary of State of Louisiana.

               This Certificate of Merger is executed by each of the parties, acting through their respective Presidents, this _____ day of __________, 1995.


                                        SUGARLAND BANCSHARES, INC.



          ATTEST: _________________________     By: ______________________
                                                      D. J. Tranchina,
                                                      President



                                        MIDSOUTH BANCORP, INC.



          ATTEST: _________________________      By: ____________________
                                                       C. R. Cloutier,
                                                       President


                                Acknowledgement as to
                              Sugarland Bancshares, Inc.


          State of Louisiana)

          Parish of __________)




               BEFORE ME, the undesigned authority, personally came and appeared D. J. Tranchina, who, being duly sworn, declared and acknowledged before me that he is the President of Sugarland Bancshares, Inc. and that in such capacity he was duly authorized to and did execute the foregoing Certificate of Merger on behalf of such corporation, for the purposes therein expressed and as his and such corporation's free act and deed.



                                       _______________________________
                                       Appearer



          Sworn to and subscribed before me
          this _____ day of __________, 1995.



          ___________________________________
          NOTARY PUBLIC


                                Acknowledgement as to
                                MidSouth Bancorp, Inc.


          State of Louisiana)

          Parish of Lafayette)




               BEFORE ME, the undesigned authority, personally came and appeared C. R. Cloutier, who, being duly sworn, declared and acknowledged before me that he is the President of MidSouth Bancorp, Inc. and that in such capacity he was duly authorized to and did execute the foregoing Certificate of Merger on behalf of such corporation, for the purposes therein expressed and as his and such corporation's free act and deed.



                                          ________________________________
                                          Appearer



          Sworn to and subscribed before me
          this _____ day of __________, 1995.



          ___________________________________
          NOTARY PUBLIC


                                                                  EXHIBIT C


                                ARTICLES OF AMENDMENT
                TO THE AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                         OF
                               MIDSOUTH BANCORP, INC.


            MidSouth   Bancorp,   Inc.,   a   Louisiana   corporation  (the
          "Corporation"), through its undersigned President and Secretary, hereby certifies that:

            1. On ________, 1995, the Board of Directors of the Corporation adopted, pursuant to Section 33A of the Louisiana Business Corporation Law (the "LBCL"), the following amendment to Article III of its Amended and Restated Articles of Incorporation (the "Articles of Incorporation") to establish and fix the preferences, limitations and relative rights of a series of preferred stock, and authorized the delivery of these Articles of Amendment to the Secretary of State for filing pursuant to
          Section 32B of the LBCL.

            2. Article III of the Articles of Incorporation is amended to add a new Section E to read in its entirety as follows:

               "E.Of  the  5,000,000 shares of authorized no par value  per share Preferred Stock, [187,286] shares shall constitute a separate series of Preferred Stock with the voting powers and the preferences and rights hereinafter set forth.

                 (1)Designation.   The  series  of  Preferred Stock created
               hereunder is designated "Cumulative Convertible Preferred Stock, Series A" (the "Series A Preferred Stock").

                 (2)Stated Value.  The stated value of each share of Series
               A Preferred Stock is $14.25.

                 (3)Dividend Rights.

                    (a)Except as provided in Subparagraph (ii),

                      (i)the holders  of  record  of the shares of Series A
                    Preferred Stock are entitled to receive, but only when, as and if declared by the Board of Directors, and out of the funds of the Corporation legally available for that purpose, cumulative cash dividends at an annual rate, fixed on December 31 of each year for the ensuing calendar year, equal to the yield for Government Bonds and Notes maturing in December of the following year, as published in the Treasury Bonds, Notes and Bills Section of the last issue of the Wall Street Journal published each year, plus 1% per annum, and no more; provided that, the annual dividend rate shall in no case be greater than 10% nor less than 6%; provided further that, from and after the tenth anniversary of the date of issuance of the Series A Preferred Stock the annual dividend rate shall be fixed at 10%. If more than one yield is shown for December maturities, the average shall be applied. If no yield is quoted for December maturities, the yeild for the next earlier available month shall be applied. From the date of issuance of the Series A Preferred Stock through December 31, 1995, the annual dividend rate shall be ________%. The Corporation by resolution of its Board of Directors shall, to the extent of Legally Available Funds, as defined below, declare a dividend on the Series A Preferred Stock payable quarterly on the first day of April, July, October, and January in each year, or on such earlier dates as the Board of Directors may from time to time fix as the dates for payment of quarterly dividends on the Common Stock, except that any dividend payable on a payment date that is a legal holiday shall be paid on the next succeeding business day. Dividends on each share of Series A Preferred Stock shall be cumulative from the date of original issuance thereof whether or not there shall be funds legally available for the payment of such dividends. Dividends payable on the Series A Preferred Stock (i) for any period other than a full year shall be computed on the basis of a 360-day year consisting of twelve 30-day months and (ii) for each full dividend period shall be computed by dividing the annual dividend rate by four. If any quarterly dividend is not paid when due, the unpaid amount shall bear interest at a rate of 10% per annum until paid.

                      (ii)The  first  dividend  payable  on  the  Series  A
                    Preferred Stock shall be paid on the first day of April, July, October or January that is at least 91 days from the date of original issuance of the Series A Preferred Stock and will be in an amount, at the applicable dividend rate, based on the number of days between the date of original issuance and the dividend payment date minus 90 days, provided that the aggregate amount payable (A) will be increased by the amount by which Expenses, as defined below, are less than $110,000 (the "Additional Amount"), or (B) will be reduced by the amount by which Expenses exceed $110,000 ("The Subtracted Amount"). In any case in which (A) the Additional Amount is greater than the dividend that would have been paid for the 90 excluded days set forth above, such excess will be payable on the next succeeding dividend payment date, or (B) the Subtracted Amount is greater than the amount otherwise payable under this paragraph, such excess will be deducted from the amount otherwise payable on the next succeeding dividend payment date.

                      (iii) The term "Expenses" means the actual expenses of Sugarland Bancshares, Inc. ("Sugarland") in connection with the negotiation, execution, implementation and consummation of that certain agreement between Sugarland and the Corporation dated ______________, 1994 (the "Agreement"), including, without limitation, legal, accounting and financial advisory fees and expenses and expenses of printing and mailing Sugarland's proxy statement and holding its shareholders meeting to consider the Agreement.

                      (iv) The term "Legally Available Funds" means such amount of the surplus of the Corporation that may be paid as dividends under the Business Corporation Law of Louisiana as may be provided in cash by MidSouth Bank to the Corporation as a dividend under applicable statutes and regulations of the U. S. Comptroller of the Currency and that would not result in the Corporation or MidSouth Bank having capital ratios, of less than the required regulatory minimum capital ratios, or failing to be "adequately-capitalized" within the meaning of applicable law and regulations or being in violation of any law, regulation or regulatory directive, agreement or order.

                    (b)So long  as  any  shares  of  the Series A Preferred
                 Stock are outstanding, the Corporation shall not declare, pay or set apart for payment any dividend on any shares of capital stock of the Corporation ranking junior to the Series A Preferred Stock as to dividends or liquidation rights (collectively, "Junior Securities") or make any payment on account of, or set apart for payment money for a sinking or other similar fund, for the purchase, redemption or other retirement of, any of the Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities, or make any distribution in respect thereof, either directly or indirectly, whether in cash, other property, obligations or shares of the Corporation (other than distributions or dividends in Junior Securities to the holders of Junior Securities), and shall not permit any corporation or other entity directly or indirectly controlled by the Corporation to purchase or redeem any of the Junior Securities or any warrants, rights, calls or options exercisable for or convertible into any of the Junior Securities, unless prior to or concurrently with the payment or setting apart for payment of any dividend on any of the Junior Securities, all accumulated and unpaid dividends on shares of Series A Preferred Stock, and interest thereon, if any, shall have been or shall be paid.

                    (c)If dividends are paid in part and not  in  full upon
                 the shares of Series A Preferred Stock and on any other Preferred Stock ranking on a parity, as to dividends, with the Series A Preferred Stock, such dividends must be divided pro rata among such parity shares in proportion to the respective dividends accrued and unpaid thereon as of the dividend payment date.

                    (d)Except as otherwise expressly provided in this Section E, holders of shares of the Series A Preferred Stock are not entitled to any dividend, whether payable in cash, property or stock, or any interest, or sum of money in lieu of interest, in respect of any dividend on Series A Preferred Stock which may be in arrears.

                 (4)Redemption.

                    (a)On or after the fifth anniversary of the date of issuance of the Series A Preferred Stock, the Corporation may, at its option, and subject to appropriate approval by the Board of Governors of the Federal Reserve System or delegated authority, redeem the whole or, from time to time, any part of the Series A Preferred Stock at a redemption price per share payable in cash in an amount equal to the sum of (i) $14.25, (ii) all accrued and unpaid dividends on the Series A Preferred Stock to the date fixed for redemption, whether or not earned or declared, and (iii) interest accrued to the date of redemption on all accrued and unpaid dividends on the Series A Preferred Stock, if any.

                    (b)If the Corporation redeems fewer than all of the outstanding shares of Series A Preferred Stock, it must select the shares to be redeemed by lot or pro rata, in such manner as the Board of Directors may determine to be fair and appropriate. The Board of Directors has full power and authority, subject to the limitations and provisions herein contained, to prescribe the manner in which shares of the Series A Preferred Stock are to be redeemed.

                    (c)Notice of redemption  must  be  given by first class
                 mail, postage prepaid, mailed not fewer than 30 nor more than 90 days before the redemption date, to each holder of record of shares to be redeemed, at the holder's address as it appears on the stock register of the Corporation. Each notice must state: (i) the redemption date; (ii) the total number of shares of Series A Preferred Stock to be redeemed and, if fewer than all the shares held by the holder are to be redeemed, the number of shares to be redeemed from the holder; (iii) the redemption price;
                 (iv) the place or places where certificates for the shares are to be surrendered for payment of the redemption price;
                 (v) that dividends on the shares to be redeemed will cease to accrue on the redemption date; and (vi) that the holder has the right to convert the shares into Common Stock until the close of business on the fifth day preceding the redemption date at the Conversion Price then in effect and the place where certificates for the shares of the Series A Preferred Stock may be surrendered for conversion.

                    (d)Unless the Corporation fails to pay the redemption price, the right to convert shares of the Series A Preferred Stock called for redemption shall expire at the close of business on the fifth day preceding the date fixed for redemption of such shares, and, from and after the redemption date, dividends on the shares of Series A Preferred Stock called for redemption shall cease to accrue, and such shares shall no longer be deemed to be outstanding, and all rights of the holders of such shares as shareholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender of the certificates for any shares so redeemed in accordance with the requirements of the notice of redemption (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation so requires and the notice so states), such shares shall be redeemed by the Corporation at the redemption price. If fewer than all the shares represented by any such certificates are redeemed, the Corporation is obligated to issue without cost to the holder a new certificate representing the shares not redeemed.

                    (e)Any shares of Series A Preferred Stock converted under Subsection (5), or redeemed or otherwise acquired by the Corporation, shall have the status of authorized but unissued shares of Preferred Stock, without designation as to series, preferences, limitations or relative rights until the shares are once more designated as part of a particular series by the Board of Directors of the Corporation.

                    (f)The Corporation may, before the redemption date specified in the notice of redemption, deposit in trust for the account of the holders of shares of the Series A Preferred Stock to be redeemed, with a bank or trust company organized under the laws of the United States of America or of the State of Louisiana and having capital, surplus and undivided profits aggregating at least $20,000,000, designated in the notice of redemption, all funds necessary for the redemption, together with irrevocable written instructions authorizing the bank or trust company, on behalf and at the expense of the Corporation, to have the notice of redemption mailed as provided in Paragraph (c) and to include in the notice of redemption a statement that all funds necessary for the redemption have been so deposited in trust and are immediately available. Immediately upon the mailing of such notice, notwithstanding that any certificate for shares of Series A Preferred Stock so called for redemption has not been surrendered for cancellation, all shares of Series A Preferred Stock with respect to which the deposit has been made shall cease to be outstanding and all rights with respect to such shares of Series A Preferred Stock shall terminate other than the right of the holders thereof to receive from the bank or trust company, at any time after the time of the deposit, the redemption price of the shares so to be redeemed, and the right, if any, to convert the shares into Common Stock until the close of business on the fifth day preceding the redemption date.

                    (g)If the holder of any shares of the Series A Preferred Stock called for redemption does not, within one year after the redemption date, claim the redemption price thereof, the unclaimed amount shall then escheat and revert in full ownership to the Corporation in accordance with Article VII of these Articles of Incorporation, and if the funds to pay the redemption price have been deposited pursuant to paragraph (f), above, the depositary shall, upon the request of the Corporation expressed in a resolution of its Board of Directors, pay over to the Corporation the unclaimed amount.

                    (h)Notwithstanding  the  foregoing  provisions  of this
                 Subsection (4), so long as any dividends on the Series A Preferred Stock, or interest thereon, are in arrears, the Corporation may not redeem any shares of the Series A Preferred Stock unless all outstanding shares of the Series A Preferred Stock are simultaneously redeemed and may not purchase or otherwise acquire any shares of Series A Preferred Stock. The foregoing shall not, however, prevent the purchase or acquisition of shares of Series A Preferred Stock pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding shares of Series A Preferred Stock.

                 (5)Conversion.   The  holders  of shares of the  Series  A
               Preferred Stock have the right, at their option, to convert all or any part of such shares into shares of Common Stock of the Corporation at any time before the close of business on the fifth day preceding the date, if any, fixed for redemption of those shares, subject to the following terms and conditions:

                    (a)The shares of Series A Preferred Stock shall be convertible into shares of Common Stock at the Conversion Rate of one share of Common Stock for each share of Series A Preferred Stock converted. Such Conversion Rate shall be subject to adjustment from time to time as provided in Paragraph (e). The Corporation shall pay all accrued but unpaid dividends, and interest thereon, on any shares of Series A Preferred Stock surrendered for conversion. If any shares of Series A Preferred Stock are called for redemption, the right of conversion shall expire as to the shares designated for redemption at the close of business on the fifth day immediately preceding the date fixed for redemption, unless default is made in the payment of the redemption price on such shares.

                    (b)To convert any shares of Series A Preferred Stock into Common Stock, the holder must surrender the cer-tificate or certificates therefor, duly endorsed to the Corporation or in blank, at the principal office of the Corporation or at such other place or places as the Board of Directors may designate and must give written notice to the Corporation at that office or place that the holder elects to convert all or a part of such shares, setting forth the name or names (with the address or addresses) in which the shares of Common Stock are to be issued. The Corporation shall, as soon as practicable thereafter, cause to be issued and delivered at that office or place to the holder, or the holder's designee or designees, a certificate or certificates for the number of whole shares of Common Stock to which such holder is entitled, together with a certificate or certificates representing any shares of Series A Preferred Stock which are not to be converted but constitute part of the shares of Series A Preferred Stock represented by the certificate or certificates surrendered and cash in lieu of the issuance of a fractional share. A conversion shall be effective as of the close of business on the date of the due surrender of the certificates for the shares to be converted, and the rights of the holder of such shares shall, to the extent of such conversion, cease at such time, and the person or persons entitled to receive shares of the Common Stock upon conversion of such shares of Series A Preferred Stock shall be treated for all purposes as having become the record holder or holders of the Common Stock at that time.

                    (c)No fractional shares of Common Stock shall be issued
                 on conversion. If any fractional interest in a share of Common Stock would, except for the provisions of this Paragraph (c), be deliverable upon conversion hereunder, the Corporation, in lieu of such fractional share shall pay cash to the converting shareholder in an amount equal to the product derived by multiplying such fraction of a share by the closing price per share of the Common Stock on the day next preceding the date of conversion.

                    (d)In the case of any shares of Series A Preferred Stock converted after any record date for payment of a dividend on the Series A Preferred Stock but on or before the date for payment of the dividend, the dividend declared and payable on the dividend payment date shall continue to be payable on the dividend payment date to the holder of record of the shares as of such preceding record date notwithstanding their conversion. Shares of the Series A Preferred Stock surrendered for conversion during the period from the close of business on any such record date to the opening of business on the dividend payment date shall be accompanied by payment in full of an amount equal to the dividend payable on the dividend payment date on the shares of the Series A Preferred Stock surrendered for conversion. Except as provided in this Paragraph, no payment or adjustment shall be made upon any conversion on account of any dividends on shares of the Series A Preferred Stock surrendered for conversion or on account of any dividends on the shares of Common Stock issued upon conversion.

                    (e)The Conversion Rate shall be adjusted from time to time as follows:

                       (i)If the Corporation at any time (A) pays a dividend or makes a distribution to all holders of its Common Stock in shares of its Common Stock, (B) subdivides its outstanding shares of Common Stock into a larger number of shares of Common Stock, or (C) combines its outstanding shares of Common Stock into a smaller number of shares of Common Stock, then in each such case the Conversion Rate in effect immediately before that event shall be proportionately decreased or increased, as the case may be, so that the holder of any shares of Series A Preferred Stock thereafter surrendered for conversion shall be entitled to receive the number of whole shares of Common Stock that the holder would have owned or been entitled to receive immediately following such event if those shares of Series A Preferred Stock had been converted into Common Stock immediately before that event. An adjustment made under this Subparagraph (i) becomes effective immediately after the payment date in the case of a dividend or distribution and immediately after the effective date in the case of a subdivision or combination. No adjustment in the Conversion Rate shall be made if, at the same time the Corporation issues shares of Common Stock as a dividend or distribution on the outstanding shares of Common Stock which, as provided in this Subparagraph (i), would otherwise call for an adjustment in the Conversion Rate, the Corporation issues shares of Common Stock as a dividend or distribution on the outstanding shares of Series A Preferred Stock equivalent to the number of shares distributable on the shares of Common Stock into which the shares of Series A Preferred Stock is then convertible.

                       (ii)No adjustment in  the  Conversion  Rate shall be
                    required unless the adjustment would require an increase or decrease in the Conversion Rate by more than one percent, but any adjustments not required to be made by reason of this Subparagraph shall be carried forward cumulatively and taken into account in any subsequent adjustments. All calculations under this Paragraph (e) shall be made to the nearest one-tenth of one percent.

                      (iii)In case  of  any  reclassification of the Common
                    Stock (other than a subdivision or combination of outstanding shares of Common Stock for which adjustment is provided in Subparagraph (i) above), or a consolidation or merger of the Corporation with or into any other corporation (other than a consolidation or a merger in which the Corporation is the continuing corporation and the outstanding shares of the Corporation's Common Stock are not changed into or exchanged for stock or other securities of any other person or cash or any other property as a result of or in connection with such consolidation or merger) or a sale of the properties and assets of the Corporation as, or substantially as, an entirety to any other business organization, or a statutory share exchange in which all shares of Common Stock or any series or class of Common Stock are exchanged for shares of another corporation or other entity, each share of Series A Preferred Stock shall, after such reclassification, consolidation, merger, sale or exchange and upon the terms and conditions specified in this Subsection (5), be convertible into or represent the right to receive the number of shares of stock or other securities or property (including cash) to which the shares of Common Stock deliverable (at the time of such reclassifi-cation, consolidation, merger, sale or exchange) upon conversion thereof would have been entitled upon such reclassification, consolidation, merger, sale or exchange, if the conversion of the Series A Preferred Stock into Common Stock had taken place immediately before that event; and in any case, if necessary, the provisions set forth in this Subparagraph (iii) with respect to the rights and interests thereafter of the holders of the shares of Series A Preferred Stock shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of stock or other securities or property (including cash) thereafter deliverable upon conversion of shares of Series A Preferred Stock.

                      (iv)Whenever the Conversion Rate is adjusted as provided in this Paragraph (e):

                         (A) The Corporation shall compute the adjusted Conversion Rate in accordance with this Paragraph (e) and shall prepare a certificate signed by the President or any Vice President of the Corporation setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and the certificate shall promptly be filed with the transfer agent for the Series A Preferred Stock, but such transfer agent shall have no duty with respect to any such certificate filed with it except to keep the same on file and available for inspection during reasonable hours; and

                         (B)The Corporation  shall  cause  to  be mailed to
                      each holder of shares of Series A Preferred Stock at his then registered address by first-class mail, postage prepaid, a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate.

                      (v) Without limiting the obligation of the Corporation to give the notices provided in Sub-paragraph (iv), the failure of the Corporation to give such notice shall not invalidate any corporate action by the Corporation.

                     (f)The Corporation shall at all times reserve and keep
                 available, free from preemptive rights for the purpose of effecting the conversion of the shares of Series A Preferred Stock, the full number of shares of Common Stock then deliverable upon the conversion of all shares of Series A Preferred Stock then outstanding.

                    (g)The Corporation is not obligated to pay any tax payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that in which the shares of Series A Preferred Stock so converted were registered, and the Corporation is not obligated to make any such issue or delivery unless and until the person requesting such issue has paid to the Corporation the amount of any such tax, or has established, to the satisfaction of the Corporation, that such tax has been paid.

                    (h) In the event that:

                       (i)the Corporation declares a dividend  or any other
                    distribution on its Common Stock, payable otherwise than in cash out of surplus; or

                       (ii)the Corporation grants to all the holders of its
                    Common Stock rights to subscribe for or purchase any shares of capital stock of any class or any other rights; or

                      (iii)any  reclassification,  consolidation,   merger,
                    sale  or exchange of the type described in Subparagraph
                    (iii) of Paragraph (e) occurs; or

                      (iv)the   voluntary   or   involuntary   dissolution,
                    exchange, liquidation or winding up of the Corporation occurs;

                 the Corporation shall cause to be mailed to the holders of record of the Series A Preferred Stock at least 20 days before the applicable date hereinafter specified a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined or
                 (y) the date on which such reclassification, consolidation, merger, sale, exchange, dissolution, liquidation or winding up is expected to take place, and the date, if any is to be fixed, as of which holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, sale, exchange, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, exchange, dissolution, liquidation or winding up.

               (6)Voting.

                 (a)Except as otherwise expressly required by applicable law or by the terms of this Section E, the holders of shares of the Series A Preferred Stock are not entitled to any vote on any matter, including but not limited to any merger, consolidation or transfer of assets, or statutory share exchange, and to no notice of any meeting of shareholders of the Corporation.

                 (b)Except as otherwise provided herein, whenever the vote, approval or other action of holders of shares of the Series A Preferred Stock is required or permitted by applicable law or by the terms of this Section E, each share is entitled to one vote and the affirmative vote of a majority of shares of Series A Preferred Stock present or represented at the meeting at which a quorum is present is sufficient to constitute such vote, approval or other action.

                 (c)If, at any time, the  Corporation  falls  in arrears in the payment of dividends on the Series A Preferred Stock for two consecutive quarterly dividend periods, the number of directors constituting the full board of directors of the Corporation shall be automatically increased by two and the holders of Series A Preferred Stock, voting separately as a single class, shall be entitled to elect two directors of the Corporation to fill the two newly created directorships, at a special meeting called for that purpose in accordance with Paragraph (f) and thereafter at each meeting of the shareholders held for the purpose of electing directors, so long as there continues to be any arrearage in the payment of dividends on the Series A Preferred Stock for any past quarterly dividend period or of interest on such accumulated and unpaid dividends.

                 (d)When all accumulated and unpaid dividends on the Series
               A Preferred Stock for all past quarterly dividend periods, and interest thereon, have been paid in full, the right of the holders of Series A Preferred Stock to elect directors shall cease (subject to revesting from time to time as provided in Paragraph (c)), the number of directors of the Corporation shall be automatically reduced by two and the term of office of all directors elected by the holders of the Series A Preferred Stock shall immediately terminate.

                 (e)A director elected by the holders of Series A Preferred
               Stock shall hold office until the annual meeting next succeeding his election or until his successor, if any, is elected by such holders. A director so elected may be removed at any time with or without cause but only by the vote of holders of the Series A Preferred Stock at a meeting duly called for that purpose. So long as the holders of the Series A Preferred Stock have the right to elect two directors, any vacancy in the office of a director elected by those holders may be filled by the remaining director so elected or by the vote of the holders of Series A Preferred Stock at any annual meeting or any special meeting called for the purpose.

                  (f)At any time when the power to elect directors vests in
               the holders of the Series A Preferred Stock, a proper officer of the Corporation shall, on the written request of record holders of at least 20 percent of the number of shares of Series A Preferred Stock then outstanding, addressed to the secretary of the Corporation at its principal office, call a special meeting of the holders of the Series A Preferred Stock for the purpose of electing directors. The meeting must be held at the earliest practicable date, not later than 45 days after receipt of the written request (subject to compliance with applicable proxy rules and rules of the American Stock Exchange), in the city in which the last preceding annual meeting of the shareholders of the Corporation was held, but may be held at the time and place of the annual meeting if the annual meeting is to be held within 60 days after the power to elect directors first vests in the holders of the Series A Preferred Stock. If the proper officer of the Corporation does not call the meeting within the required time, then the holders of record of 20 percent of the number of shares of Series A Preferred Stock then outstanding may, by written notice to the secretary of the Corporation at its principal office, designate any person to call such meeting, and the person so designated may call such meeting in the city above provided upon not fewer than 30 nor more than 45 days notice and for that purpose shall have access to the stock books of the Corporation. At any meeting so called for the election of directors by holders of the Series A Preferred Stock or at any annual meeting held while the holders of Series A Preferred Stock have the right to elect directors, holders of a majority of the shares of Series A Preferred Stock then outstanding is sufficient to constitute a quorum for the purpose of electing directors at such a meeting. If at any such meeting a quorum of the Series A Preferred Stock is not present, the election of directors shall not take place, and the meeting shall be adjourned from time to time for periods not exceeding 30 days until a quorum is obtained.

                   (g)Approval of the holders of the Series A Preferred Stock, voting separately as a single class by a favorable vote of at least two-thirds of the number of shares of Series A Preferred Stock then outstanding, is required to adopt any proposed amendment to these Articles of Incorporation (including but not limited to any amendment adopted by resolution of the Board of Directors pursuant to
               Article III of these Articles of Incorporation) if the proposed amendment would affect shares of the Series A Preferred Stock in any one or more of the following ways:

                     (i)Create or authorize  any  class  or series of stock
                 ranking senior to or on a parity with the Series A Preferred Stock in respect of dividends or distribution of assets on liquidation or otherwise alter or abolish the liquidation preferences or any other preferential right of such shares.

                    (ii)Reduce the redemption price or otherwise  alter  or
                 abolish any right with respect to redemption of the Series A Preferred Stock expressly provided by this Section E.

                    (iii)Alter or abolish any right of such shares expressly provided by this Section E to receive dividends or interest thereon except as such right may be affected by dividend rights of new shares being authorized of another class or series of shares ranking on a parity with or junior to the Series A Preferred Stock.

                    (iv)Alter or abolish  any right of holders of shares of
                 the Series A Preferred Stock under this Section E to convert such shares into shares of Common Stock.

                    (v)Exclude, change or limit any voting rights of the Series A Preferred Stock conferred by this Section E.

                 (h)Approval of the holders of the Series A Preferred Stock, voting separately as a single class by a favorable vote of at least two-thirds of the number of shares of Series A Preferred Stock then outstanding, is required to adopt any merger, consolidation, statutory share exchange or sale of all, or substantially all, of the assets of the Corporation or any of its banking subsidiaries unless either
               (i) the holders of the Series A Preferred Stock will receive in exchange for the Series A Preferred Stock a security with terms substantially identical to the terms of the Series A Preferred Stock, or (ii) provision is made for the complete redemption in cash of the Series A Preferred Stock on the date of consummation of such transaction and the Series A Preferred Stock may be redeemed at such time under these Articles of Incorporation.

               (7)Liquidation Rights.

                  (a)Upon the dissolution, liquidation or winding up of the
               Corporation, the holders of the shares of Series A Preferred Stock shall be entitled to receive upon liquidation and to be paid out of the assets of the Corporation available for distribution to its shareholders, before any payment or distribution may be made on the Common Stock or on any other Junior Securities, the amount of $14.25 per share, plus a sum equal to all accrued and unpaid dividends (whether or not earned or declared) on such shares, and accrued interest thereon, if any, to the date of final distribution.

                  (b)Neither the sale  of  all  or  substantially  all  the
               property or business of the Corporation, nor the merger or consolidation of the Corporation into or with any other corporation or the merger or consolidation of any other corporation into or with the Corporation, shall be deemed to be a dissolution, liquidation or winding up, voluntary or involuntary, for the purposes of this Subsection (7).

                  (c)Upon payment to the holders of the shares of  Series A
               Preferred Stock of the full preferential amounts provided for in this Subsection (7), the holders of Series A Preferred Stock shall have no right or claim to any of the remaining assets of the Corporation.

                   (d)If the assets of the Corporation available for distribution to the holders of shares of Series A Preferred Stock upon any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, are insufficient to pay in full all amounts to which such holders are entitled under Paragraph (a) of this Subsection
               (7), no such distribution may be made on account of any shares of any other class or series of Preferred Stock ranking on a parity with the shares of Series A Preferred Stock upon such dissolution, liquidation or winding up unless proportionate distributive amounts are paid on account of the shares of Series A Preferred Stock, ratably, in proportion to the full distributable amounts for which holders of all such parity shares are respectively entitled upon dissolution, liquidation or winding up.

               (8)Ranking. For purposes of this Section E any stock of any class or classes of the Corporation shall be deemed to rank:

                   (a)prior to the shares of Series A Preferred Stock, either as to dividends or upon liquidation, if the holders of such class or classes are entitled under these Articles of Incorporation to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of Series A Preferred Stock;

                  (b)on a parity with  shares  of Series A Preferred Stock,
               either as to dividends or upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share or sinking fund provisions, if any, are different from those of Series A Preferred Stock, if the holders of such class or classes are entitled under these Articles of Incorporation to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in proportion to their respective liquidation preferences, without preference or priority, one over the other, as between the holders of such class or classes and the holders of shares of Series A Preferred Stock; and

                   (c)junior to shares of Series A Preferred Stock,  either
               as to dividends or upon liquidation, if such class or classes are Common Stock or if the holders of shares of Series A Preferred Stock are entitled under these Articles of Incorporation to the receipt of dividends or of amounts distributable upon dissolution, liquidation or winding up of the Corporation, as the case may be, in preference or priority to the holders of shares of such class or classes.

               (9)No  Preemptive  Rights.   Holders of shares of  Series  A
            Preferred Stock have no preemptive rights.

            3. Except as amended by these Articles of Amendment, the Articles of Incorporation of the Corporation shall remain in full force and effect.

            IN WITNESS WHEREOF, the undersigned President and Secretary have executed these Articles of Amendment on ________, 1995 at Lafayette, Louisiana.



                                             MidSouth Bancorp, Inc.


                                             By:
                                                  C. R. Cloutier, President


                                             By:
                                                  Karen L. Hail, Secretary

                                    ACKNOWLEDGMENT


          STATE OF LOUISIANA

          PARISH OF LAFAYETTE

                    BEFORE ME, the undersigned authority personally came and appeared C. R. Cloutier and Karen L. Hail to me known to be the persons who signed the foregoing instrument as President and Secretary, respectively, of MidSouth Bancorp, Inc. and who, having been duly sworn, acknowledged and declared, in the presence of the witnesses whose names are subscribed below, that they signed that instrument as their free act and deed for the purposes mentioned therein.

                                             IN    WITNESS   WHEREOF,   the
          appearers and witnesses and I have signed below on this ______ day of ________, 1995.



          WITNESSES:



          ______________________________       _____________________________
                                               C. R. Cloutier, President


          ______________________________


          ______________________________        ____________________________
                                                Karen L. Hail, Secretary


          ______________________________


                       ________________________________________
                                    NOTARY PUBLIC



                                                                  EXHIBIT D


            The opinion letter referred to in subparagraph (c) of subsection 6.2 of the Agreement from counsel for Holding's consolidated group shall state that except as described in the Schedule of Exceptions:

                  (i) each member of Holding's consolidated group is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, each has all requisite corporate power and authority to own and lease its property and to carry on the business described as being carried on by it in the Registration Statement and each is qualified and in good standing as a foreign corporation in any jurisdictions in which the character of the property owned or leased by it or the nature of the activities conducted by it make such qualification necessary, except where the failure to so qualify would not have a material adverse affect on the financial condition or results of operations or business of Holding's consolidated group.

                  (ii) the execution, delivery and performance of the Agreement and the Bank Merger Agreement have been duly authorized by the Boards of Directors and shareholders of each member of Holding's consolidated group that is a party thereto, and all corporate acts and other corporate proceedings required on the part of each member of Holding's consolidated group for the due and valid authorization, execution, delivery and performance of this Agreement and the Bank Merger Agreement, and the consummation of the Mergers, have been validly and appropriately taken. Upon the filing of the executed Bank Merger Agreement with the OCC and the OFI, the Bank Merger will be effective as of the time referred to in subsection 1.4 of the Agreement; and upon the filing of the executed Company Merger Certificate with the Secretary of State of Louisiana, the Company Merger will be effective as of the Effective Time;

                (iii) this Agreement and the Bank Merger Agreement are the legal, valid and binding obligations of Holding and Bank, as the case may be, and are enforceable against them in accordance with their terms, except as such enforcement may be limited by bankruptcy, reorganization, insolvency and other similar laws and court decisions relating to or affecting the enforcement of creditors' rights generally and except as to the availability of specific performance or other equitable remedies;

               (iv) neither the execution, delivery or performance of the Agreement or the Bank Merger Agreement by Holding and Bank, nor the consummation of the transactions contemplated hereby or thereby, will (A) violate, conflict with or result in a breach of any provision of, constitute a default (or an event that, with notice or lapse of time or both, would constitute a default) under, result in the termination of or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of any member of Holding's consolidated group under, any of the terms, conditions or provisions of the articles of incorporation, articles of association or by-laws of any member of Holding's consolidated group or of any note, bond, mortgage, indenture, deed of trust, lease, license, agreement or other instrument or obligation known to such counsel which binds any of them or any of their assets, or (B) to the knowledge of such counsel, violate any order, writ, injunction, decree, statute, rule or regulation of any governmental body applicable to any member of Holding's consolidated group or any of their assets;

                   (v) the authorized capital stock of each member of Holding's consolidated group is as set forth in subsection 3.2 of the Agreement, and all shares described therein as issued and outstanding have been duly authorized and validly issued, and are fully paid and (except as provided in La. R.S. 6:262) non-assessable. To such counsel's knowledge, except as contemplated in the Agreement there are no outstanding options, warrants, contracts or commitments entitling any person to purchase or otherwise acquire from any member of Holding's consolidated group any shares of its capital stock; nor to such counsel's knowledge has any member of Holding's consolidated group any outstanding obligation with respect to its unissued capital stock or treasury stock, nor any outstanding obligation to repurchase, redeem or otherwise acquire any of its outstanding shares of capital stock;

                  (vi) to such counsel's knowledge, (A) no audit, examination or investigation is presently being conducted or is threatened by any taxing authority with respect to any member of Holding's consolidated group, (B) no unpaid tax deficiencies or additional liabilities of any sort have been proposed by any governmental representative and (C) no agreement for extension of time for the assessment of any amounts of tax has been entered into by or on behalf of any member of Holding's consolidated group;

                (vii) to such counsel's knowledge, there are no material claims of any kind or any material actions, suits, proceedings, arbitrations or investigations pending or threatened, in any court or before any governmental agency or instrumentality or arbitration panel or otherwise against, by or affecting any member of Holding's consolidated group or the business, financial condition or assets of any such member or which would prevent the performance of the Agreement or the Bank Merger Agreement or any of the transactions contemplated hereby or thereby or declare the same unlawful or cause the rescission thereof;

               (viii) to such counsel's knowledge, each member of Holding's consolidated group has complied with and is not in default in any respect under (and has not been charged with, threatened with or come under investigation with respect to any charge concerning any material violation of any provision of) any federal, state or local law, regulation, ordinance, rule or order (whether executive, judicial, legislative or administrative) or any order, writ, injunction or decree of any court, agency or instrumentality, which default or violation could have a material adverse affect on the financial condition, results of operations or business of Holding's consolidated group taken as a whole; and

                  (ix) such counsel has no reason to believe that the employee benefit plans of Holding's consolidated group are not qualified under Section 401(a) of the Code, or that the related trusts are not exempt from tax under Section 501(a) of the Code or that each of such plans is not in material compliance with the applicable provisions of ERISA, the Code and other applicable laws.

            In addition, such counsel shall state that they have participated in conferences with representatives of the parties to the Agreement and their respective accountants and counsel in connection with the preparation of the Registration Statement and the Proxy Statement and have considered the matters required to be stated therein and the statements contained therein, and based on the foregoing (in certain circumstances relying as to materiality on the opinions of officers and representatives of the parties to the Agreement) nothing has come to the attention of such counsel that would lead them to believe that the Registration Statement and the Proxy Statement, as amended or supplemented, if they have been amended or supplemented (in the case of the Registration Statement), or at the time distributed to shareholders (in the case of the Proxy Statement), contained any untrue statement of a material fact or omitted a material fact required to be stated therein or necessary to make the statements therein not misleading (except in each such case for the financial statements and other financial and statistical data included therein, as to which no statement need be made).

            Such opinion shall also cover such other matters incident to the transactions herein contemplated as MidSouth may reasonably request, including the form of all documents and the validity of all proceedings.

            In connection with such opinion such counsel may rely as to factual matters on certificates of officers of members of Holding's consolidated group, and such counsel's knowledge shall mean its actual knowledge as such counsel.


                                                                  EXHIBIT E


                           FORM OF JOINDER OF SHAREHOLDERS


            The undersigned shareholder of Sugarland Bancshares, Inc. ("Holding"), in consideration of the benefits to be derived by Holding and its shareholders pursuant to an Agreement and Plan of Merger dated ________, 1994, (the "Agreement") among Holding, Sugarland State Bank ("Bank"), MidSouth Bancorp, Inc. ("MidSouth") and MidSouth National Bank (the defined terms in which are used herein as defined therein) and the expenses to be incurred by MidSouth in connection therewith, hereby agrees with MidSouth as follows:

            (1)Such shareholder, acting solely in such shareholder's capacity as such, agrees and undertakes to vote or cause to be voted all shares of Holding Common Stock as to which such shareholder has voting power at any meeting or meetings (including any and all adjournments thereof) before which the Agreement or any similar agreement may come for consideration by Holding's shareholders, in favor of the approval of the Agreement, and against any similar agreement, unless MidSouth or MidSouth Bank then is in breach or default in any material respect with respect to any covenant, representation or warranty as to it contained in the Agreement to an extent that would permit Holding to terminate the Agreement pursuant to Section 7 of the Agreement. Such shareholder further agrees not to transfer any of the shares of Holding Common Stock over which such shareholder has dispositive power or grant any proxy thereto (except any such proxy approved by MidSouth) until the earlier of the Effective Date or the date that the Agreement has been terminated pursuant to its provisions, except (i) for transfers by operation of law and (ii) for transfers in connection with which the transferee shall agree in writing with MidSouth to be bound by this Joinder as fully as the undersigned. In the case of any transfer by operation of law, the provisions of this Joinder of Shareholders are intended to be binding upon and to inure to the benefit of such transferee, and such transferee shall be bound thereby.

            (2)Such shareholder (i) will not, prior to the Effective Date or until the termination of the Agreement, without the prior approval of the chief executive officer of MidSouth or his designee, solicit, encourage, initiate or participate in any inquiries, proposals or bids with respect to, or except to the extent required in the opinion of Holding's counsel to discharge properly his fiduciary duties in his capacity as a director to Holding and its shareholders, furnish any information relating to or participate in any negotiations or discussions concerning any acquisition or purchase of all or a substantial part of the assets of, or of a substantial equity interest in, or any business combination with, Holding's consolidated group, other than as contemplated by the Agreement and (ii) will notify MidSouth immediately if any such inquiries or proposals are received by him, any such information is requested from him or any such negotiations or discussions are sought to be initiated with him; provided, however, that nothing contained herein shall be deemed to prohibit him from taking any action that in the opinion of counsel to Holding is required by law or is required to discharge properly his fiduciary duties in his capacity as a director to Holding and its shareholders.

            (3) Except as provided in Section 8 of the Agreement, such shareholder hereby releases, effective at the Effective Time of the Company Merger, MidSouth and MidSouth Bank from any obligation that either may have (including any obligation as successors to Holding's consolidated group) to indemnify such shareholder for acts taken by such shareholder as an officer and/or director and/or employee of any member of Holding's consolidated group; provided that MidSouth and MidSouth Bank does in fact provide such shareholder with the indemnification provided for in Section 8 of the Agreement.

            (4) Such shareholder will not, for a period of two years from and after the Effective Date of the Company Merger, serve a director, officer or employee of, or advisor to, or have an investment in, any financial institution that competes with the business being conducted by Bank (as continued by MidSouth Bank as successor to Bank) in Lafayette or Iberia Parishes, provided that this paragraph shall not prevent such shareholder from (i) making any investment in such an institution if such investment does not materially enhance the ability of such institution to compete with Bank's business (as continued by MidSouth Bank as successor to Bank), or (ii) continuing to hold any investment which such shareholder holds on the date of this Joinder of Shareholders.

            (5)Such shareholder will not, and will cause such shareholders' affiliates not to, until the Effective Time of the Company Merger or until the Agreement has been terminated, whichever shall first occur, purchase or sell or otherwise deal in MidSouth Common Stock.

            (6) The provisions of this Joinder of Shareholders shall be enforceable through an action by MidSouth for damages at law or a suit for specific performance or other appropriate extraordinary relief, the signatory shareholder acknowledging that remedies at law for breach or default under this Joinder of Shareholders might be or become inadequate.

            The provisions of Sections 3, 4 and 6 hereof shall survive the Effective Date of the Mergers.

            This Joinder of Shareholders is dated __________________, 1995.


                                    _______________________________________




                                                               EXHIBIT F

            The letters referred to in subparagraph (c) of subsection 6.2 of the Agreement from Holding's independent public accountants shall be to the effect that:

                 (i) It is a firm of independent public accountants with respect to Holding's consolidated group within the meaning of the Securities Act and the rules and regulations of the SEC thereunder;

                 (ii) in its opinion the audited consolidated financial statements of Holding's consolidated group examined by it and included in the Registration Statement comply as to form in all material respects with the applicable requirements of the Securities Act and the applicable published rules and regulations of the SEC thereunder with respect to registration statements on Form S-4; and

               (iii)  on the basis  of  specified  procedures (which do not constitute an examination in accordance with generally accepted auditing standards) consisting of a reading of the unaudited consolidated financial statements of Holding's consolidated group included in the Registration Statement and of the latest available unaudited consolidated financial statements of Holding's consolidated group, discussions with officers of Holding and Bank responsible for financial and accounting matters and a reading of the minutes of meetings of shareholders and the Board of Directors, and the Audit and Executive Committees of the Board of Directors, of the members of Holding's consolidated group, nothing has come to its attention which caused it to believe (A) that the unaudited consolidated financial statements of Holding's consolidated group included in the Registration Statement or delivered to MidSouth were not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the latest audited consolidated financial statements of Holdings's consolidated group, or that the unaudited net income amounts, if any, set forth in the Registration Statement were not determined on a basis substantially consistent with that of the corresponding accounts in the audited statement of consolidated income of Holding's consolidated group, (B) during the period from the date of the latest balance sheet of Holding included in the Registration Statement to a specified date not more than five business days prior to the date of such letter there was any change in the capital stock or long-term debt of Holding's consolidated group or any decrease in consolidated net assets as compared with amounts shown in such consolidated balance sheet, except for changes or decreases which the Registration Statement discloses have occurred or may occur, or they shall state any specific changes or decreases therein, or that during the period from the date of said balance sheet to such specified date there was any decrease, as compared with the corresponding period in the prior year, in consolidated net income of Holding's consolidated group except for any decrease which the Registration Statement discloses has occurred or may occur, or they shall state any specific decrease therein, and (C) that the unaudited consolidated financial statements, if any, of Holding's consolidated group included in the Registration Statement do not comply as to form in all material respects with the applicable accounting requirements of the Securities Act and the published rules and regulations of the SEC thereunder.


                                                               EXHIBIT G


            The  opinion  letter  referred   to   in  subparagraph  (c)  of
          subsection 6.2 of the Agreement from counsel for MidSouth and MidSouth Bank shall state that:

                 (i) MidSouth and MidSouth Bank are each duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, each has all requisite corporate power and authority to own and lease its property and to carry on the business described as being carried on by it in the Registration Statement and each is qualified and in good standing as a foreign corporation in any jurisdictions in which the character of the property owned or leased by it or the nature of the activities conducted by it make such qualification necessary;

                 (ii) the execution, delivery and performance of the Agreement and the Bank Merger Agreement have been duly authorized by the Boards of Directors of MidSouth and MidSouth Bank which are parties thereto, and by MidSouth as the sole shareholder of MidSouth Bank, and all corporate acts and other corporate proceedings required on the part of MidSouth and MidSouth Bank for the due and valid authorization, execution, delivery and performance of the Agreement and the Bank Merger Agreement, and the consummation of the Mergers, have been validly and appropriately taken. Upon the filing of the executed Bank Merger Agreement with the Office of Comptroller of the Currency and the Louisiana Office of Financial Institutions, the Bank Merger will be effective as of the time referred to in subsection 1.4 of the Agreement, and upon the filing of the executed Company Merger Certificate with the Secretary of State of Louisiana, the Company Merger will be effective as of the Effective Time;

               (iii) the Agreement and the Bank Merger Agreement are the legal, valid and binding obligations of MidSouth and MidSouth Bank, as the case may be, and are enforceable against MidSouth and MidSouth Bank, as the case may be, in accordance with their terms, except as such enforcement may be limited by bankruptcy, reorganization, insolvency and other similar laws and court decisions relating to or affecting the enforcement of creditors' rights generally, and except as to the availability of specific performance or other equitable remedies;

                (iv)  neither the execution, delivery or performance of the
          Agreement or the Bank Merger Agreement by MidSouth or MidSouth Bank, nor the consummation of the transactions contemplated hereby or thereby, will (A) violate, conflict with or result in a breach of any provision of, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, result in the termination of or accelerate the performance required by, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of MidSouth or MidSouth Bank under, any of the terms, conditions or provisions of the articles of incorporation, articles of association or by-laws of MidSouth or MidSouth Bank or any note, bond, mortgage, indenture, deed of trust, lease, license, agreement or other instrument or obligation known to such counsel which binds either of them or any of their assets or (B) to the knowledge of such counsel, violate any order, writ, injunction, decree, statute, rule or regulation of any governmental body applicable to MidSouth or MidSouth Bank or any of their assets;

                 (v) the authorized capital stock of MidSouth is as set forth in subsection 4.2 of the Agreement, and all shares of Preferred Stock to be issued to holders of Holding Common Stock will be, when issued as described in the Agreement and the Registration Statement, duly authorized and validly issued, fully paid and non-assessable;

                (vi) the Registration Statement has become effective, and to such counsel's knowledge, no stop order suspending its effectiveness has been issued nor have any proceedings for that purpose been instituted.

            In addition, such counsel shall state that they have participated in conferences with representatives of the parties hereto and their respective accountants and counsel in connection with the preparation of the Registration Statement and the Proxy Statement and have considered the matters required to be stated therein and the statements contained therein, and based on the foregoing (in certain circumstances relying as to materiality on the opinion of officers and representatives of the parties hereto) nothing has come to the attention of such counsel that would lead them to believe that the Registration Statement and the Proxy Statement, as amended or supplemented if they have been amended or supplemented (in the case of the Registration Statement), or at the time distributed to shareholders (in the case of the Proxy Statement), contained any untrue statement of a material fact or omitted a material fact required to be stated therein or necessary to make the statements therein not misleading (except in each such case for the financial statements and other financial and statistical data included therein; as to which no statement need be made).

            Such opinion shall also cover such other matters incident to the transactions herein contemplated as Holding may reasonably request, including the form of all documents and the validity of all proceedings.

            In connection with such opinion such counsel may rely as to factual matters on certificates of officers of MidSouth and MidSouth Bank, and such counsel's knowledge shall mean its actual knowledge as such counsel.